SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

AGILYSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AGILYSYS, INC.

6065 PARKLAND BOULEVARD/ CLEVELAND, OHIO 44124

June 24, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Agilysys, Inc., which will be held at 1:00 p.m., local time, on Wednesday, July 28, 2004, at Agilysys, Inc., 6675 Parkland Boulevard, Solon, Ohio 44139. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

      The matters to be addressed at the meeting include the election of three Class A Directors, the adoption of an amendment to the Company’s Amended Code of Regulations, and the approval of the Amended and Restated Agilysys 2000 Stock Incentive Plan. Detailed information about these matters is set forth in the accompanying Proxy Statement for your information.

      It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed Proxy, in the envelope provided, at your earliest convenience.

      Thank you for your cooperation and continued support.

Arthur Rhein
Chairman of the Board

AGILYSYS, INC.

6065 PARKLAND BOULEVARD/ CLEVELAND, OHIO 44124

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders (the “Annual Meeting”) of Agilysys Inc. (the “Company”), will be held at the Company’s offices at 6675 Parkland Boulevard, Solon, Ohio 44139, on Wednesday, July 28, at 1:00 p.m., local time, for the following purposes:

1. To elect three Class A members of the Board of Directors of the Company to hold office for a term of three years expiring in 2007;

2. To approve an amendment to the Company’s Amended Code of Regulations to provide that the number of Directors in each class may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than nine (9) and no more than eleven (11) members, and no class shall consist of less than three (3) Directors;

3. To approve the Amended and Restated Agilysys 2000 Stock Incentive Plan, which reflects amendments to (a) increase the number of shares subject to the Plan by 1,200,000 to 3,200,000; (b) limit the number of shares that can be used for grants in any single fiscal year to 600,000; (c) further limit the number of shares that can be used for grants for full-value shares in any single fiscal year to 300,000; and (d) permit grants to Directors;

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of record at the close of business on June 17, 2004 are entitled to notice of the Annual Meeting and to vote thereat.

By Order of the Board of Directors.

Lawrence N. Schultz
Secretary

June 24, 2004

AGILYSYS, INC.

6065 PARKLAND BOULEVARD/ CLEVELAND, OHIO 44124

Mailed to Shareholders on or about June 24, 2004

PROXY STATEMENT

Annual Meeting of Shareholders to be held on July 28, 2004

      The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Agilysys, Inc. (the “Company”), and is to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 28, 2004, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her or its Proxy by giving notice to the Company in writing at any time before its exercise or in open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for voting will be voted in accordance with the directions contained therein.

      The holders of Common Shares of the Company (the only class of shares outstanding) will be entitled to vote at the Annual Meeting. At the close of business on June 17, 2004, the date fixed for the determination of persons entitled to vote, there were 32,194,156 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company’s Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the Common Shares present in person or represented by proxy and entitled to vote will be elected as Directors (“Proposal 1”). The proposal to amend the Company’s Amended Code of Regulations (“Proposal 2”) must be approved by the affirmative vote of the holders of record of at least two-thirds of the Common Shares. The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote is required to authorize, approve and adopt the proposed Amended and Restated Agilysys 2000 Stock Incentive Plan (“Proposal 3”). Votes that are withheld with respect to the election of Directors will not be counted in determining the outcome of the election. An abstention from voting any share with respect to Proposal 2 will have the practical effect of a vote against such proposal. An abstention from voting any share present in person or represented by proxy will have the practical effect of a vote against Proposal 3.

      If notice is given in writing by any shareholder to the Chief Executive Officer, an Executive Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that he, she or it desires the voting for the election of Directors to be cumulative, an announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary or may be made by or on behalf of the shareholder giving such notice. Cumulative voting permits each shareholder to cumulate his or her voting power at such election by giving one nominee as many votes as equals the product of the number of Directors to be elected multiplied by the number of that shareholder’s Common Shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder desires.

PROPOSAL 1

ELECTION OF DIRECTORS

      At this Annual Meeting, three Class A Directors are to be elected for a three-year term ending at the Annual Meeting in 2007. The Board of Directors’ nominees for election are Keith M. Kolerus, Robert A. Lauer and Robert G. McCreary, III. Messrs. Kolerus, Lauer and McCreary currently serve as Directors of the Company.

      The proxyholders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election of the three nominees named above as Directors, unless the shareholder instructs by marking the appropriate space on the Proxy that authority to vote is withheld. If cumulative voting is in effect, the proxyholders shall have full discretion and authority to vote for any one or more of such nominees. In the event of cumulative voting, the proxyholders can vote the shares represented by each Proxy so as to maximize the number of Board of Directors’ nominees elected to the Board. Each of the nominees has indicated such nominee’s willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named above and any such substitute nominee for any of them.

      The following table shows, with respect to each of the nominees for election and the other Directors whose terms will continue after the Annual Meeting: such person’s principal occupation for the past five years and such person’s directorships in other publicly-held corporations; the year during which such person’s service as a Director commenced or will commence; such person’s age; and the expiration date of such person’s term or the term for which such person is a nominee.

NOMINEES FOR ELECTION

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Class A Directors
Keith M. Kolerus	Retired Vice President, American Division, National Semiconductor (Computer Components), from 1996 to February 1998; Chairman of the Board of Directors, National Semiconductor Japan Ltd., from 1995 to 1998.	1998	58	2007
Robert A. Lauer	Retired from Accenture (formerly known as Andersen Consulting) in August 2000, Mr. Lauer served in numerous managing partner, operational and service line leadership roles during his thirty-one year career, most recently serving as Managing Partner of Andersen Consulting’s eHuman Performance Global Line of Business.	2001	60	2007

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Robert G. McCreary, III	Founder and currently a principal of CapitalWorks, LLC (Private Equity Group), Mr. McCreary has served in numerous managing partner positions in investment banking firms and as a partner in a large regional corporate law firm.	2001	52	2007
DIRECTORS CONTINUING IN OFFICE

Class B Directors

James L. Bayman	Chairman of the Board of the Company from April 1995 through April, 2003; Chief Executive Officer of the Company from April 1995 through March 2002; President of the Company from June 1984 to April 1997; Chief Operating Officer of the Company from June 1984 to April 1995.	1984	67	2005
Thomas A. Commes	Retired President and Chief Operating Officer of The Sherwin-Williams Company (Paints and Painting Supplies Manufacture and Distribution) from June 1986 to March 1999 and a Director of The Sherwin-Williams Company from April 1980 to March 1999; Director, Applied Industrial Technologies, Inc. and Pella Corporation.	1999	62	2005
Howard V. Knicely	Executive Vice President, Human Resources & Communications of TRW, Inc. from 1995 through 2002; from 1989 to 1995, Executive Vice President, Human Resources, Communications and Information Systems at TRW; Director of TRW from April 2001 through 2002.	2002	68	2005
Class C Directors
Charles F. Christ	Retired Vice President and General Manager of Components Division, Digital Equipment Corporation (Computer and Office Equipment) from July 1994 to July 1997; Director of Maxtor, Inc., since August, 1995; Chairman of Board of Directors of Dot Hill Systems Corp. since July, 2000.	1997	65	2006

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Arthur Rhein	Chairman of the Board of the Company since April 30, 2003; President and Chief Executive Officer of the Company since April 1, 2002; prior thereto, President and Chief Operating Officer of the Company since April 1997.	1990	58	2006
Thomas C. Sullivan	Chairman of the Board, RPM, International, Inc. since 1971; Chief Executive Officer, RPM, Inc. from 1971 to 2002; Director, Huffy Corporation and Kaydon Corp.	1984	66	2006

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF

DIRECTORS AND COMPENSATION OF DIRECTORS

COMMITTEES OF THE BOARD

Nominating and
	Executive	Audit	Compensation	Corporate Governance

Charles F. Christ*		X	Chairman	X
Arthur Rhein	Chairman
Thomas C. Sullivan*	X	X	X
Keith M. Kolerus*	X
Robert A. Lauer*			X
Robert G. McCreary, III*		X
James L. Bayman
Thomas A. Commes* **		Chairman		X
Howard V. Knicely*			X	Chairman

*	Independent Director

**	Audit Committee Financial Expert

      Executive Committee. The Executive Committee exercises the power and authority of the Board of Directors in the interim periods between Board meetings. The Executive Committee held no meetings during the last fiscal year.

      Audit Committee. The Audit Committee, which held three meetings during the last fiscal year, reviews with the Company’s independent auditors the proposed scope of the Company’s annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, provides recommendations as to the engagement of independent auditors and reviews any concerns identified by either the internal or external audit functions. The Board of Directors has determined that all audit committee members are financially literate under the current Nasdaq listing standards. The Board has also determined that Thomas A. Commes qualifies as an “audit committee financial expert” under the rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. In January, 2004, the Board adopted the Amended and

Restated Charter of the Audit Committee attached as Appendix A. The Amended and Restated Charter is also available on the Company’s website at www.agilysys.com.

      Compensation Committee. The Compensation Committee reviews and makes recommendations concerning executive officers’ employment agreements and the Company’s benefit plans and programs. It also reviews and determines the Company’s executive compensation philosophy and determines the individual elements of total compensation for the Chief Executive Officer and other executive officers on an annual basis. The Compensation Committee held eight meetings during the last fiscal year. The Compensation Committee has a written charter which is available on the Company’s website at www.agilysys.com.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was created by the Board in April, 2003, and had two meetings during the last fiscal year. The Nominating and Corporate Governance Committee assists the Board in the identification and nomination of qualified individuals for election to the Board, assessment and evaluation of Board effectiveness, and establishment, implementation and oversight of the Company’s governance programs and policies. The Nominating and Corporate Governance Committee has a written charter which is available on the Company’s website at www.agilysys.com.

MEETINGS OF BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETING

      The Board of Directors held five meetings during the last fiscal year. During the fiscal year, no Director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he served, during the periods that he served. Independent Directors meet regularly in executive session at each Board meeting. Such executive sessions are chaired, on a rotating basis, by the Chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committees.

      It is the policy of the Board that all of its members attend the Annual Meeting of Shareholders absent exceptional cause. All of the Directors were in attendance at the July, 2003 Annual Meeting.

COMPENSATION OF BOARD OF DIRECTORS

      During fiscal year 2004, Directors received compensation as follows: Non-employee Directors of the Company received an annual fee of $20,000 and $1,000 for each Board or Committee meeting attended during the last fiscal year. In addition, such Directors received $1,000 for each Board or Committee telephonic meeting in which they participated during fiscal year 2004 . In the event that more than one Board or Committee meeting was held on the same day, the Directors involved received $500 for each meeting following the initial meeting attended. The Chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committee each received an annual fee of $4,000 in addition to any fees he received as a Committee member.

      In April, 2004, the Board revised the Director compensation structure as follows: Beginning with the 2004 Annual Meeting, independent Board members will receive an annual retainer of $30,000. Independent Board members of the Audit, Nominating and Corporate Governance, and Compensation Committees will be paid an additional $15,000 per year. Chairs of the Compensation and Nominating and Corporate Governance Committee will be paid an additional $10,000 per year, and the Chairman of the Audit Committee will be paid an additional $15,000 per year. No fees will be paid for Board or Committee meeting attendance.

      In addition, on the date of each Annual Meeting of Shareholders, each outside Director also receives an option to purchase 7,500 Common Shares. Such option has an exercise price equal to the fair market value of a Common Share on the date of grant, becomes exercisable in full on the date of grant, and expires ten years from the date of grant, unless the Director’s services are earlier terminated.

      The Company also provides a Deferred Compensation Plan for its outside Directors. The Plan provides that a Director may elect, no later than 15 days prior to the start of a fiscal year, to defer all or a part of such Director’s compensation for the following year, which deferral will continue until the election is revoked. Deferred compensation is credited to a Director’s account, at the Director’s option, as a cash allotment or stock allotment. Amounts deferred as a cash allotment bear interest at the National City Bank prime interest rate. Amounts deferred as a stock allotment are credited to the Director’s account as the stock equivalent of the number of Common Shares that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the last trading day of the applicable quarter. Distributions of the final account balance in a Director’s account are payable in cash in five equal annual installments, or such other distribution schedule requested by the Director which is acceptable to the Company, commencing six months after the date on which the person ceases to be a Director or the date on which the Director elects to terminate participation in the Plan. The final account balance of stock allotments is the cash amount equal to a Director’s aggregate stock equivalents multiplied by the last sales price of such shares on Nasdaq on the nearest trading day preceding such Director’s termination of participation in the Plan, subject to adjustment thereafter to reflect the market price of such shares on the last day of each fiscal quarter, until distributions are fully paid. The Plan also provides for various payment terms to beneficiaries in the event of the Director’s death.

CORPORATE GOVERNANCE

      The Company’s Board of Directors and management have consistently adhered to the highest standards of corporate governance. These standards are designed to ensure that the Board fulfills its responsibility to shareholders by offering informed, competent and independent oversight of the Company. In light of the enactment of the Sarbanes-Oxley Act (the “Act”), the adoption of rules by the Securities Exchange Commission pursuant to the Act, and the new listing standards adopted by the stock exchanges, Company management and the Board have devoted considerable attention over the past year to reviewing, updating and enhancing the Company’s governance policies and practices.

Corporate Governance Guidelines

      In January, 2004 the Board of Directors adopted Corporate Governance Guidelines formulated and approved by the Nominating and Corporate Governance Committee. The Corporate Governance Guidelines provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. Under these Guidelines, the Board exercises its oversight functions by electing qualified and competent officers, and by monitoring the performance of the Company. The Guidelines provide for the Board and its Committees to exercise oversight in the areas of CEO and executive compensation, director nomination, corporate governance, succession planning, financial reporting, internal controls, and strategic and operational issues. The Guidelines also set forth Board policy on composition of the Board, including director independence and qualifications for Board candidates. A complete copy of the Guidelines is available on the Company’s website at www.agilysys.com.

Independence

      It is the policy of the Board that a substantial majority of its members should be independent. Upon the review and recommendation of the Nominating and Corporate Governance Committee, the Board has determined that all members of the Audit, Compensation and Nominating and Corporate Governance Committees are “independent” in accordance with SEC regulations and applicable stock exchange listing standards, and that the members of these Committees have no direct or indirect material relationships with the Corporation other than their position as Directors. The Board has further determined that all members of the Audit Committee satisfy the additional independence requirements for audit committee membership.

Code of Ethics

      The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Senior Financial Executives, applicable to the Chief Executive Officer, Chief Financial Officer and Controller of the Company, and any person performing a similar function. The Code of Business Conduct and the Code of Ethics for Senior Financial Executives are available on the Company’s website at www.agilysys.com. The Company has instituted a hotline, managed by an independent third party, that gives all employees a mechanism to anonymously report violations of the Code of Business Conduct or the Code of Ethics for Senior Financial Executives.

Nomination of Directors

      The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of, and recommending to the Board of Directors, individuals to be nominated for membership on the Board of Directors. In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Committee considers the criteria outlined in the Company’s Corporate Governance Guidelines for the composition of the Board and the qualifications of members.

      The Nominating and Corporate Governance Committee will consider shareholder recommendations for nominees for membership on the Board of Directors. Such recommendations may be submitted in writing to the attention of the Chairman of the Nominating and Corporate Governance Committee, at the Company’s headquarters address. Any such recommendation must include:

•	The name and address of the candidate;

•	A brief biographical description, including his or her occupation for at least the last ten years, and a statement of the qualifications of the candidate; and

•	The candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

The Committee may request additional information from such candidate to assist in its evaluation. The Committee will evaluate any shareholder recommended nominees using the criteria set forth in the Company’s Corporate Governance Guidelines, and in the same manner as it evaluates candidates recommended by other sources.

Shareholder Communication with Directors

      Shareholders and others who wish to communicate with the Board of Directors as a whole, or with any independent Directors, may do so by submitting such communication in writing to such Director(s) in care of the Company at its headquarters address. The Company’s general counsel will forward the communication to the Director(s) in accordance with such Director’s instructions.

SHARE OWNERSHIP

      The following table shows the number of Common Shares beneficially owned by each Director nominee and Director; the Chief Executive Officer and each of the Executive Officers of the Company named in the Summary Compensation Table below; all Directors and Executive Officers as a group; persons known to the Company to own beneficially in excess of five percent of the Common Shares; and the percent of the class so owned as of June 11, 2004 unless otherwise indicated.

	Number of
	Common Shares
	Beneficially		Percent
Name	Owned(1)		of Class

Director Nominees and Directors (Excluding Executive Officers)(2)
James L. Bayman	1,686,073	(3)	5.1
Charles F. Christ	45,000	(4)	.1
Thomas A. Commes	57,500	(5)	.2
Howard V. Knicely	16,000	(6)	*
Keith M. Kolerus	51,000	(4)	.2
Robert A. Lauer	27,500	(7)	*
Robert G. McCreary, III	30,000	(7)	*
Thomas C. Sullivan	51,375	(4)	.2
Executive Officers(2)
Robert J. Bailey	289,237	(8)	.9
Steven M. Billick	213,322	(9)	.7
Peter J. Coleman	282,931	(10)	.9
Martin F. Ellis	28,334	(11)	*
Arthur Rhein	1,074,235	(12)	3.3
All Directors and Executive Officers as a group (13 persons)	3,852,507	(13)	11.32
Other Persons
FMR Corp.
82 Devonshire Street Boston, Massachusetts 02109	4,265,931	(14)	14.96
Wachovia Corporation
Wachovia Bank, National Association 100 North Main Street Winston-Salem, North Carolina 27104	3,589,940	(15)	11.2
Pzena Investment Management, LLC
830 Third Avenue, 14th Floor New York, NY 10022	2,382,405	(16)	7.42
Dimensional Fund Advisors, Inc.
1299 Ocean Ave., 11th Floor Santa Monica, California 90401	2,168,766	(17)	6.75
Putnam, LLC
One Post Office Square Boston, Massachusetts 02109	1,822,845	(18)	6.3

*	Shares owned are less than one-tenth of one percent of class.

(1)	Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above comprises both sole voting and dispositive power, or voting and dispositive power that is shared with the spouses of such persons.

(2)	The address of each Director nominee, Director and Executive Officer is 6065 Parkland Boulevard, Cleveland, Ohio 44124.

(3)	Includes (i) 415,000 Common Shares which Mr. Bayman has the right to acquire within 60 days of June 6, 2004 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and (ii) 203,856 restricted Common Shares which Mr. Bayman was granted under the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan, as to which Mr. Bayman has sole voting power but no dispositive power until such shares have become vested

(4)	Includes 45,000 Common Shares which the Director has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to the Director under the 1995, 1999 and 2000 Stock Option Plans for Outside Directors.

(5)	Includes 37,500 Common Shares which the Director has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors.

(6)	Includes 15,000 Common Shares which the Director has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors.

(7)	Includes 22,500 Common Shares which the Director has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to Directors under the 2000 Stock Option Plan for Outside Directors.

(8)	Includes (i) 211,533 Common Shares which Mr. Bailey has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and (ii) 57,300 restricted Common Shares which Mr. Bailey was granted under the 2000 Stock Incentive Plan, as to which Mr. Bailey has sole voting power, but no dispositive power until such shares have become vested.

(9)	Includes (i) 133,333 Common Shares which Mr. Billick has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and (ii)52,900 restricted Common Shares which Mr. Billick was granted under the 2000 Stock Incentive Plan, as to which Mr. Billick has sole voting power, but no dispositive power until such shares have become vested.

(10)	Includes (i) 205,333 Common Shares which Mr. Coleman has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and 57,300 restricted Common Shares which Mr. Coleman was granted under the 2000 Stock Incentive Plan, as to which Mr. Coleman has sole voting power, but no dispositive power until such shares have become vested.

(11)	Includes 13,334 Common Shares which Mr. Ellis has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to him under the 2000 Stock Incentive Plan.

(12)	Includes (i) 637,400 Common Shares which Mr. Rhein has the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and (ii) 100,000 restricted Common Shares which Mr. Rhein was granted under the 2000 Stock Incentive Plan, as to which Mr. Rhein has sole voting power, but no dispositive power until such shares have become vested.

(13)	The number of Common Shares shown as beneficially owned by the Company’s Directors and Executive Officers as a group includes 1,848,433 Common Shares which such persons have the right to acquire within 60 days of June 11, 2004 through the exercise of stock options granted to them under the 1991 Stock Option Plan, the 2000 Stock Incentive Plan, the 1995 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan for Outside Directors and the 2000 Stock Option Plan for Outside Directors.

(14)	As reported on a Schedule 13G dated February 16, 2004.

(15)	These Common Shares are held in The Pioneer Stock Benefit Trust, of which the reporting person is trustee, pursuant to the Share Subscription Agreement and Trust effective as of July 2, 1996, between the Company and Wachovia Bank of North Carolina, N.A.

(16)	As reported on a Schedule 13G dated February 10, 2004.

(17)	As reported on Schedule 13G dated February 6, 2004.

(18)	As reported on a Schedule 13G dated February 9, 2004. Putnam, LLC is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The reporting person has shared voting power with respect to 661,250 Common Shares and shared dispositive power with respect to 1,822,845 Common Shares. Of the Common Shares shown in the table, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, which are wholly owned registered investment advisers of Putnam, LLC and are located at the same address as Putnam, LLC, beneficially own 967,800 Common Shares and 855,450 Common Shares, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 2004, 2003 and 2002, of all those persons who were during the 2004 fiscal year (i) the Chief Executive Officer and (ii) the other four most highly compensated Executive Officers of the Company for the fiscal year (collectively, the “Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation Awards
	Annual Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary	Incentive	Compensation(1)	Awards(2)	Options	Compensation(3)(4)

Arthur Rhein	2004	$625,000	$860,000	—	$—	111,900	$44,916
President and	2003	625,000	700,000	—	851,000	180,000	872,734
Chief Executive Officer	2002	500,000	—	—	—	170,000	44,050
Robert J. Bailey	2004	325,000	203,400	—	—	21,000	10,843
Executive Vice President	2003	325,000	163,538	—	487,623	50,000	502,443
	2002	325,000	189,473	—	—	50,000	16,527
Steven M. Billick	2004	300,000	206,400	—	—	19,300	14,545
Executive Vice President,	2003	300,000	247,500	—	450,179	50,000	429,157
Treasurer and	2002	300,000	—	—	—	50,000	6,145
Chief Financial Officer
Peter J. Coleman	2004	325,000	203,400			21,000	9,995
Executive Vice President	2003	325,000	163,538	—	487,623	50,000	573,842
	2002	325,000	189,473	—	—	50,000	16,527
Martin F. Ellis(4)	2004	226,136	206,410	—	—	40,000	20,778
Executive Vice President,	—	—	—	—	—	—	—
Corp. Dev. & Inv. Relations	—	—	—	—	—	—	—

(1)	Unless otherwise indicated, no Executive Officer received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2)	The dollar value of Restricted Stock Awards for the fiscal year ended March 31, 2003 was calculated by multiplying the number of restricted Common Shares granted to the named Executive Officer by the closing price of $8.51 on the date of the grant (March 1, 2003 in the case of Mr. Rhein, and February 28, 2003 in the case of Messrs. Billick, Bailey and Coleman). As of March 31, 2004, the restricted Common Shares had the following aggregate values, based upon the closing price of the Common Shares on March 31, 2004 of $11.79 per share: Mr. Rhein, $1,117,900; Mr. Billick, $623,691; Mr. Coleman, $675,567; Mr. Bailey, $675,567. The Restricted Stock Awards were made pursuant to the Company’s 2000 Stock Incentive Plan, and will become fully vested and non-forfeitable upon the earlier to occur of (i) the third anniversary of the date of grant of the restricted Common Shares or (ii) a change in control of the Company. The Common Shares are forfeited upon termination of employment prior to the end of the three-year period. For Mr. Rhein only, such restricted Common Shares will also vest in full upon his termination of employment due to his death or by the Company due to his disability. Upon the vesting of the restricted Common Shares, the Company will pay the participant a cash award equal to twice the federal capital gains tax rate then in effect times the difference between the fair market value of the Common Shares on the date of vesting minus the fair market value of the Common Shares on the date of grant.

(3)	For fiscal year 2004, consists of (i) contributions by the Company on behalf of the Executive Officers to the Company’s Profit Sharing and Retirement Plan, which during fiscal 2004 were as follows: Mr. Rhein, $5,208; Mr. Bailey, $4,062; Mr. Billick, $4,000; Mr. Coleman, $3,927; and Mr. Ellis, $5,250; (ii) contributions by the Company on behalf of the Executive Officers to the Company’s Benefit Equalization Plan, which during fiscal 2004 were as follows: Mr. Billick, $7,812; Mr. Bailey, $6,781; Mr. Coleman, $6,068 and Mr. Ellis, $3,028; (iii) premiums paid by the Company during fiscal 2004 for split dollar life insurance for Mr. Rhein in the amount of $27,090; (iv) reimbursement of interest paid by the Executive Officer on loans taken by the Executive Officer with third-party institutions for the purpose of acquiring stock in satisfaction of the Company’s stock ownership guidelines, which during fiscal 2004 was as follows: Mr. Rhein, $12,618 and Mr. Billick, $2,733; and (iv) payment of relocation allowance and reimbursement of relocation expenses to Mr. Ellis in the amount of $12,500.

(4)	Mr. Ellis joined the Company on June 30, 2003.

      Shown below is information with respect to grants of stock options to the Executive Officers during the fiscal year ended March 31, 2004. The options were granted at the fair market value on the date of grant and have a term of ten years.

Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value
			% of Total			at Assumed Annual Rates
	Number of		Options			of Stock Price Appreciation
	Securities		Granted to			for Option Term
	Underlying		Employees	Exercise		(10 Years)
	Options		in Fiscal	Price	Expiration
Name	Granted		Year	$/Share	Date	5%	10%

Arthur Rhein	111,900	(1)	46.0	$7.69	6/17/2013	$541,148	$1,371,446
Robert J. Bailey	21,000	(2)	8.6	7.69	6/17/2013	101,556	257,376
Steven M. Billick	19,300	(3)	7.9	7.69	6/17/2013	93,335	236,540
Peter J. Coleman	21,000	(2)	8.6	7.69	6/17/2013	101,556	257,376
Martin F. Ellis	40,000	(4)	16.4	8.33	7/1/2013	209,200	530,800

(1)	Options became exercisable as to 37,300 Common Shares on April 1, 2004, and become exercisable as to 37,300 Common Shares on April 1, 2005 and 37,300 Common Shares on April 1, 2006.

(2)	Options became exercisable as to 7,000 Common Shares on April 1, 2004, and become exercisable as to 7,000 Common Shares on April 1, 2005 and 7,000 Common Shares on April 1, 2006.

(3)	Options became exercisable as to 6,434 shares on April 1, 2004, and become exercisable as to 6,433 shares on April 1, 2005 and 6433 shares on April 1, 2006.

(4)	Options became exercisable as to 13,334 shares on April 1, 2004, and become exercisable as to 13,333 shares on April 1, 2005 and 13,333 shares on April 1, 2006.

      Shown below is information with respect to the exercise of options to purchase Common Shares by the Executive Officers and unexercised options to purchase Common Shares for the Executive Officers.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Options at Fiscal
	Acquired		Options at Fiscal Year-End		Year-End(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur Rhein	—	—	496,280	341,020	$134,736	$468,726
Steven M. Billick	—	—	100,067	69,233	—	79,130
Robert J. Bailey	—	—	177,242	114,133	30,047	211,652
Peter J. Coleman	—	—	175,067	96,933	72,960	165,140
Martin F. Ellis	—	—	—	40,000	—	138,400

(1)	Based on the difference between the exercise price of such options and the closing price of a Common Share on Nasdaq on March 31, 2004 ($11.79).

      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2004.

Equity Compensation Plan Information

Weighted-Average
	Number of Securities	Exercise Price of
	to be Issued upon	Outstanding	Number of Securities
	Exercise of	Options,	Remaining Available for
	Outstanding Options,	Warrants	Issuance Under Equity
Plan Category	Warrants and Rights	and Rights	Compensation Plans

Equity compensation plans approved by shareholders (i.e., 1991 Stock Option Plan, 2000 Stock Incentive Plan, and 1995, 1999 and 2000 Stock Option Plans for Outside Directors)(1)	3,306,195	$12.35	65,125
Equity compensation plans not approved by shareholders	–0–	–0–	–0–
Total	3,306,195	$12.35	65,125

(1)	Excludes: (i) the Restricted Stock Plan, which was approved by the Company’s shareholders and pursuant to which a total of 723,798 restricted Common Shares have been granted; and (ii) restricted stock awards granted under the 2000 Stock Incentive Plan, pursuant to which 375,800 restricted Common Shares have been granted.

Long-Term Incentive Plans — Awards in Last Fiscal Year

      The following table sets forth information regarding awards made to four named executive officers in 2003. The awards vest, if at all, on April 1, 2006 if a cumulative performance target based on earnings before taxes for fiscal years 2004, 2005 and 2006 is met. Threshold for payout is 80% of target, which would result in a payout of 50%, and maximum level of attainment is 120% or more of target, which would result in a payout of 150%.

			Estimated Future Payouts under Non-Stock
			Price-Based Plans

(a)	(b)	(c)	(d)	(e)	(f)

		Performance
	Number of	or Other
	Shares, Units or	Period Until
	Other Rights	Maturation or	Threshold	Target	Maximum
Name	(#)	Payout	($ or #)	($ or #)	($ or #)

Arthur Rhein	N/A	Fiscal years 2004 – 2006	$523,500	$1,047,000	$1,570,500
Robert J. Bailey	N/A	Fiscal years 2004 – 2006	98,000	196,000	294,000
Steven M. Billick	N/A	Fiscal years 2004 – 2006	90,500	181,000	271,500
Peter J. Coleman	N/A	Fiscal years 2004 – 2006	98,000	196,000	294,000

Supplemental Executive Retirement Plan

      The Supplemental Executive Retirement Plan was established during fiscal year 2000 to provide cash retirement benefits, in an annual amount not to exceed 50% of final average earnings, to a select group of key management employees. This amount is reduced by other Company funded retirement benefits.

      The following table shows the annual retirement benefit under the Supplemental Executive Retirement Plan for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service. Because the reductions for other Company-funded retirement benefits would vary by individual, the table assumes no such reduction.

	Estimated Benefits Upon Retirement
Average	(As of June 1, 2004) with Years of Service Indicated(1)(2)(3)
Annual
Compensation	5 Years	10 Years	20 Years	30 Years	35 Years

$400,000	$66,600	$133,200	$200,000	$200,000	$200,000
$600,000	$99,900	$199,800	$300,000	$300,000	$300,000
$800,000	$133,200	$266,400	$400,000	$400,000	$400,000
$1,000,000	$166,500	$333,000	$500,000	$500,000	$500,000
$1,200,000	$199,800	$399,600	$600,000	$600,000	$600,000
$1,400,000	$233,100	$466,200	$700,000	$700,000	$700,000
$1,600,000	$266,400	$532,800	$800,000	$800,000	$800,000
$1,800,000	$299,700	$599,400	$900,000	$900,000	$900,000

(1)	Assuming retirement at age 60 or later.

(2)	The maximum annual accrued cash benefit under the Supplemental Executive Retirement Plan is limited to 50% of the participant’s final average earnings, which includes the participant’s base salary, including pre-tax deferrals, plus annual incentive compensation, averaged over the high three (3) out of the final five (5) years of service under the Plan. This annual amount is reduced by other Company-funded retirement benefits including the Company-funded portion of the participant’s Social Security benefit. The covered compensation utilized by the Plan is essentially the same (base salary plus annual incentive earned during the fiscal year) as is reported on the Summary Compensation Table.

(3)	Benefit amounts are calculated on a life annuity basis. An actuarial adjustment is made for payment in other forms.

      With respect to the Executive Officers listed in the Summary Compensation Table and participating in the Plan as of June 1, 2004, Mr. Rhein has 22 years of benefit service, Mr. Billick has 4 years of benefit service, Mr. Bailey has 27 years of benefit service, and Mr. Coleman has 31 years of benefit service.

Employment Agreements

      2003 Employment Agreement with Mr. Rhein. Mr. Rhein entered into a new Employment Agreement with the Company effective April 1, 2003 (the “2003 Employment Agreement”), which replaced his 2002 Employment Agreement with the Company. The 2003 Employment Agreement has a three year term. The 2003 Employment Agreement provides for an annual salary of $625,000 for Mr. Rhein (unchanged from fiscal year 2002). Mr. Rhein is also eligible to participate in the Company’s Annual Incentive Plan under his 2003 Employment Agreement, which provides for a cash incentive at a target equal to 100% of Mr. Rhein’s annual salary and with a potential range of 0% to a maximum of 250% of his annual salary. The 2003 Employment Agreement also provides for Mr. Rhein to participate in the benefit plans and programs in which the Company’s other executive officers generally are eligible to participate, to payment of an automobile and financial planning allowance, to reimbursement of club membership fees and dues, to receive life insurance protection in an amount not less than 200% of his prior year’s earnings, and to receive director’s and officer’s liability insurance protection.

      Mr. Rhein is entitled to certain payments and benefits under the 2003 Employment Agreement if his employment with the Company is terminated under certain circumstances. In the event of Mr. Rhein’s discharge other than for disability or cause, or Mr. Rhein’s voluntary resignation during the one year period following a change in control of the Company, or his termination is by the Company other than for disability or cause, or by Mr. Rhein for a good reason, within a window period prior to an anticipated change in control, Mr. Rhein is entitled to receive under his 2003 Employment Agreement an amount equal to three times his current base salary plus target annual cash incentive, payable in one payment within 30 days of such termination. In addition, Mr. Rhein is entitled to receive payment of a cash incentive award under the 2000 Annual Incentive Plan (or its successor) for the current year, pro rated through the date of his termination of employment. For three years following such termination, Mr. Rhein is also entitled to the continued perquisites and participation in the Company’s benefit plans in which he was participating at the time of his termination of employment or the economic equivalent thereof.

      “Change in control” is defined in the 2003 Employment Agreement as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, including (i) the acquisition by a person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) in the event that, during any period of 12 consecutive months, individuals who were Directors of the Company at the beginning of the period, and for whom Mr. Rhein voted as a shareholder, cease for any reason to constitute at least a majority of the Board of Directors. The 2003 Employment Agreement defines “change in control” to include, in addition to the foregoing, the event that, at any time during the one year period following the first day on which Mr. Rhein holds the title of Chief Executive Officer, such title is revoked or his duties or obligations are materially inconsistent with the duties or obligations of the Chief Executive Officer of the Company, unless such revocation or assignation is due to his disability, death, termination of employment for cause, or voluntary termination without a good reason. “Cause” is defined in the 2003 Employment Agreement to mean that termination of Mr. Rhein’s employment shall have been the result of (a) his commission (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony involving fraud or moral turpitude; (b) his commission of a material breach or material default of any of his agreements or obligations under any provision of the agreement which is not substantially cured within 90 days after the Board of Directors gives written notice of such breach or default to Mr. Rhein; (c) his commission, when carrying out his duties under the agreement, of acts or the omission of any act which constitutes willful misconduct or which constitutes gross negligence and results in material economic harm to the Company or has a materially adverse effect on the Company’s operations, properties or business relationships; or (d) his substantial and continued failure or refusal to perform under the agreement which Mr. Rhein fails to remedy within 90 days after his receipt of written notice from the Board of Directors.

      In the event of discharge without cause or voluntary termination for a good reason, Mr. Rhein is entitled to receive, during the one year period following the date of his termination of employment, regular payment of his annual base salary and payment, in equal monthly amounts, of his target annual cash incentive under the 2000 Annual Incentive Plan (or its successor) for the year in which his termination of employment occurred, and within 30 days of the end of such one year period, a single sum payment equal to his annual base salary plus his target annual cash incentive for the year in which his termination of employment occurred. Mr. Rhein will also be entitled to receive payment of a target annual cash incentive award under the 2000 Annual Incentive Plan (or its successor) for the current year, pro rated through the date of his termination of employment. For two years following such termination, Mr. Rhein is also entitled to continued receipt of perquisites and participation in the Company’s benefit plans in which he was participating at the time of his termination of employment or the economic equivalent thereof. “Good reason” is defined in the 2003 Employment Agreement generally to mean the occurrence of (a) any reduction in Mr. Rhein’s title or position or change in his reporting relationship; (b) a material reduction in Mr. Rhein’s duties or responsibilities; (c) any reduction in Mr. Rhein’s compensation or elimination of his participation in any benefit plan, program or arrangement, or material reduction or restriction of benefits payable to Mr. Rhein under any such plan, program or arrangement or Mr. Rhein’s perquisites, except where either (i) such reduction, restriction, elimination or other change is both generally applicable to all members of senior management and does not reduce either Mr. Rhein’s annual salary or target annual cash incentive, or (ii) such reduction, restriction, elimination or other change is merely the result of application of a formula measuring individual or corporate performance or both; (d) a material breach or material default by the Company or its successor of any of its agreements or obligations under any provision of the Agreement, unless such breach or default is substantially cured within a reasonable period of time (defined as ten days for simple non-payment of an agreed amount without any related issues and 90 days in all other cases) after written notice advising the Company or its successor of the acts or omissions constituting such breach or default has been received by the Company; (e) any relocation of Mr. Rhein’s principal place of work with the Company or its successor to a location that exceeds by 50 miles the distance from the location of his residence at the time of such relocation to the headquarters of the Company as of the date of the Agreement; or (f) the failure of the Company to obtain an agreement from any successor to the Company to assume the Company’s obligations under the Agreement.

      In the event of Mr. Rhein’s termination of employment due to his retirement, disability or death, the 2003 Employment Agreement provides for, in addition to any benefits to which Mr. Rhein may be entitled under the Company’s employee benefit plans, the payment of a cash incentive under the 2000 Annual Incentive Plan (or its successor) for the current year, pro rated through the date of his termination of employment; continuation of director’s and officer’s liability insurance coverage until the day after the last date of the applicable statute of limitations for Mr. Rhein’s alleged wrongful acts; and except in the case of Mr. Rhein’s termination of employment due to his death, continued life insurance protection for Mr. Rhein and medical insurance coverage for Mr. Rhein, his spouse and dependents until Mr. Rhein attains age 65.

      The 2003 Employment Agreement also contains provisions regarding confidentiality and, except upon voluntary termination (not for cause) or involuntary termination within one year after a change in control, non-competition and non-interference (for two years following termination of employment).

      Upon either voluntary termination without a good reason or termination for cause, Mr. Rhein would not be entitled to further remuneration payments under his 2003 Employment Agreement.

      If a new agreement is not entered into within sixty days following the end of the three year term of the 2003 Employment Agreement, Mr. Rhein may resign within a sixty day window period and receive the benefits described above which are repayable in connection with a discharge of Mr. Rhein without cause or his voluntary termination for a good reason. Furthermore, if a new agreement is not entered into as described above, Mr. Rhein shall be entitled to the same benefits as described in the preceding sentence in connection with his discharge by the Company without cause during the one hundred and twenty day period following the end of the three year term.

      Mr. Rhein’s 2003 Employment Agreement provides that, if any payment received by Mr. Rhein in connection with a change in control of the Company is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of Section 280G(b), Mr. Rhein will be entitled to a cash payment in an amount equal to the 20% excise tax, if any, payable by Mr. Rhein pursuant to the provisions of Section 4999, which amount will be increased by an aggregate of the amount of any federal, state and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment. Mr. Rhein’s 2003 Employment Agreement also provides for payment by the Company of up to $500,000 of legal fees incurred by Mr. Rhein in the event that, following a “change in control,” Mr. Rhein may be caused to institute or defend proceedings to enforce his rights under the 2003 Employment Agreement.

      Had a “change in control” and termination of employment occurred on June 1, Mr. Rhein would have received $4,050,000 under his 2003 Employment Agreement (three times his current annual base salary plus target annual cash incentive). In addition, all stock options granted to Mr. Rhein and certain other benefits, to the extent not already vested, would have become immediately vested. To the extent that any of the above or other compensation would be considered an excess parachute payment under Section 4999 subject to the 20% excise tax, the Company would be obligated to reimburse Mr. Rhein for such tax plus any additional excise tax thereon, plus all federal, state and local income taxes on the excise tax reimbursements at a combined assumed rate of forty-seven percent (47%), all or part of which may not be tax deductible by the Company as an ordinary and necessary business expense. These payments might have the effect of discouraging any possible acquisition or hostile takeover of the Company. However, depending on the facts and circumstances at the time of an actual “change in control,” the payments due to Mr. Rhein may be materially larger or smaller, and may include additional benefits and payments under other employee benefit plans, programs, perquisites or arrangements of the Company not considered in the above analysis.

      2000 Employment Agreement with Mr. Billick. The Company entered into an Employment Agreement with Mr. Billick effective April 1, 2000 (the “2000 Employment Agreement”). The 2000 Employment Agreement for Mr. Billick initially provided for a monthly base salary of $25,000. Effective April 1, 2002, Mr. Billick’s 2000 Employment Agreement was amended, as described below.

      The 2000 Employment Agreement for Mr. Billick has a term of one year, renewable automatically for successive one-year terms unless terminated by either the Company or Mr. Billick pursuant to the provisions of Mr. Billick’s 2000 Employment Agreement. Under his 2000 Employment Agreement, Mr. Billick is entitled to receive fringe and other benefits to which executive officers of the Company are generally entitled, including participation in the Company’s Retirement Plan and Benefit Equalization Plan, and health, life, disability and accidental death and dismemberment insurance coverage. Also, Mr. Billick is eligible to participate in the Company’s existing and successor option plans, with any grants under such plans to be at the discretion of the Compensation Committee, and in the Company’s 2000 Annual Incentive Plan. Mr. Billick’s 2000 Employment Agreement also entitled him to participate in the Company’s Supplemental Executive Retirement Plan.

      Mr. Billick will be entitled to certain payments and benefits under his 2000 Employment Agreement if his employment with the Company is terminated under certain circumstances. In the event of discharge or voluntary resignation during the one-year period following a change in control (or, in certain circumstances, in the event of discharge during a limited period before an anticipated change in control) of the Company (as defined below), Mr. Billick is entitled to receive under his 2000 Employment Agreement his base salary through the end of the month in which his termination of employment occurs, plus an amount equal to 12 times his current monthly base salary payable in one payment immediately upon such termination. In addition, Mr. Billick is entitled to immediate payment of a cash incentive based upon his cash incentive under the 2000 annual Incentive Plan for the preceding year, pro rated for the current year, plus an amount equal to his cash incentive under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the preceding year. For one year following such termination, Mr. Billick is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to his termination. “Change in control” is defined in the 2000 Employment Agreements as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, including (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities or (ii) the event that, during any period of 12 consecutive months, individuals who were Directors of the Company at the beginning of the period, and for whom such officers voted as a shareholder, cease for any reason to constitute at least a majority of the Board of Directors.

      In the event of discharge without cause or voluntary resignation for a good reason, Mr. Billick is entitled to receive his base salary for the month in which his termination of employment occurs, plus a cash incentive calculated on the basis of his cash incentive under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the immediately preceding fiscal year, pro rated for the then current fiscal year through his date of termination, plus a monthly payment, for the 12 months following such termination of employment, of an amount equal to  1/12th  of the sum of 12 times his current monthly base salary plus an amount equal to his cash incentive under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the previously completed fiscal year. For the 12 months following such termination, Mr. Billick also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to termination, or the economic equivalent thereof. Amounts payable to Mr. Billick as a result of termination by the Company without cause or voluntary resignation for a good reason will be reduced by any amounts which Mr. Billick actually receives from another employer during the 12 month period following the date of any such termination, and any benefits payable to Mr. Billick by reason of any welfare benefit plan of the Company or perquisites will be reduced to the extent comparable benefits or perquisites (or the cash equivalent thereof) are actually received by Mr. Billick from another employer during such period.

      The 2000 Employment Agreement also contains certain restrictive covenants, including a confidentiality provision, which survive such agreements indefinitely, and non-competition and non-interference provisions, which extend two years after a termination of employment, unless such termination occurs within one year following a change in control, in which case such provisions terminate upon such termination of employment. All obligations of the Company to make any payments or provide any benefits following termination of employment under the 2000 Employment Agreement cease upon a breach of such restrictive covenants.

      Upon either voluntary termination without good reason or termination for cause, Mr. Billick will not be entitled to further remuneration payments under his 2000 Employment Agreement. The 2000 Employment Agreement also prohibits Mr. Billick from competing with the Company or interfering with the Company’s relationships with its customers and employees if Mr. Billick’s employment with the Company is terminated for any reason other than in connection with a change in control, and the breach of any such prohibitions by Mr. Billick will result in the termination of payments by the Company to Mr. Billick under his 2000 Employment Agreement.

      Mr. Billick’s 2000 Employment Agreement also provides that, if any payment received by Mr. Billick in connection with a change in control of the Company is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of Section 280G(b), Mr. Billick will be entitled to a cash payment in an amount equal to the 20% excise tax, if any, payable by Mr. Billick pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment. The 2000 Employment Agreement also provides for payment by the Company of up to $500,000 of legal fees incurred by Mr. Billick in the event that, following a “change in control,” Mr. Billick may be caused to institute or defend proceedings to enforce his rights under his 2000 Employment Agreement.

      Amendment to Mr. Billick’s 2000 Employment Agreement. Effective April 1, 2002, Mr. Billick’s 2000 Employment Agreement was amended. Under the amendment, Mr. Billick relinquished his right to receive severance payments upon his voluntary termination of employment following a change in control (a “single trigger” right to payment), and accepted a right to such payment in connection with a change in control only upon his discharge without cause or voluntary termination for a good reason (a “double trigger” right to payment). Mr. Billick also waived his right to participate in the Company’s 2000 Annual Incentive Plan or successors. In exchange, Mr. Billick’s Employment Agreement was amended to provide that such a severance payment would be for two years rather than one. Noncompetition and noninterference protections for the Company also were extended from one to two years.

      Non-Competition Agreements and Change of Control Agreements. On February 25, 2000, the Company entered into non-competition agreements and change of control agreements with Messrs. Bailey and Coleman. Under the non-competition agreements, in the event the Company terminates such executive’s employment without cause, such executive is entitled to his monthly base salary, target incentive and benefit coverage for twelve months following such termination. In the event such executive’s employment is terminated for cause or he voluntarily resigns his position, the Company has no obligations for such payments or benefits coverage under the non-competition agreement. If either of Messrs. Bailey or Coleman is terminated for cause or voluntarily terminates his employment, such executive is prohibited under the non-competition agreement for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with any business that competes with the Company in the distribution of electronic parts, components or systems in the geographical area in which the Company conducts its business. In the event that either of Messrs. Bailey or Coleman is terminated without cause, the Company may, in its sole discretion, elect to pay such executive his regular base salary and target incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as the Company makes such payments, such executive will be bound by the non-competition provisions described above. The non-competition agreements also contain nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described below will supersede those of the non-competition agreement with respect to severance and non-competition terms.

      Under the change of control agreements, if during the 12 month period following a change of control (as described below), either of Messrs. Bailey or Coleman is discharged without cause or voluntarily terminates his employment for any reason, such executive is entitled to receive a lump sum amount within 30 days of such termination of employment equal to 24 times the greater of (i) such executive’s highest monthly base salary paid during the twelve month period preceding a change in control or (ii) such executive’s highest monthly base salary paid or payable by the Company at any time from the ninety day period preceding a change of control through the date of termination. In addition, each of Messrs. Bailey and Coleman is entitled to receive a lump sum amount equal to the greater of (i) four times such executive’s highest aggregate amount of incentive compensation paid during any six consecutive months of the 12 months preceding a change of control or (ii) four times such executive’s highest aggregate amount of incentive compensation paid during any six consecutive months preceding the date of termination. Further, each of Messrs. Bailey and Coleman is entitled to receive 24 times the monthly amount paid such executive as an auto allowance immediately preceding a change of control. For two years following such termination, such executive also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company (or the economic equivalent thereof where such crediting is not permitted). For purposes of the change of control agreements for Messrs. Bailey and Coleman, “cause” is defined as (i) an act or acts of personal dishonesty taken by the employee and intended to result in personal enrichment of the employee at the expense of the Company or (ii) the conviction of the employee of a felony.

      If any payment received by Messrs. Bailey and Coleman in connection with a change of control of the Company is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of such Section 280G(b), he will be entitled under the change of control agreement to a cash payment in an amount equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment. For purposes of the change of control agreement, a “change of control” is defined as (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (ii) the individuals who constitute the Board of Directors of the Company as of February 25, 2000 (the “Incumbent Board”) cease to constitute a majority of the Board of Directors of the Company, provided that any individual who subsequently becomes a Director or whose election or nomination for election was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual in connection with an actual or threatened election contest) shall be considered as though such person were a member of the

Incumbent Board, or (iii) approval by the Company’s shareholders of a reorganization, merger or consolidation with respect to which persons who were not shareholders before such reorganization, merger or consolidation own more than 80% of the combined voting power of the Company, or a liquidation of the Company or the sale of all or substantially all of the assets of the Company.

      Amendment to Non-Competition Agreements and Change of Control Agreements. In January of FY ’03, Messrs. Bailey and Coleman entered into Agreements with the Company amending their Non-Competition Agreements and Change of Control Agreements effective immediately. Under the amendments, Messrs. Bailey and Coleman relinquished their rights to receive severance payments under the Change of Control Agreements upon their voluntary termination of employment (a “single trigger” right to payment), and accepted a right to such payment in connection with a change in control only upon a discharge without cause or voluntary termination for a good reason (a “double trigger” right to payment). In exchange, the Non-Competition Agreements were amended to provide that payments under that Agreement would be for two years rather than one.

      2003 Employment Agreements with Mr. Ellis. Upon joining the Company, Mr. Ellis entered into an employment agreement with the Company effective June 30, 2003 (the “Ellis 2003 Employment Agreement”). The term of the Ellis 2003 Employment Agreement was from June 30, 2003 through March 31, 2004 (the “End Date”), continuing from month to month thereafter until terminated by either the Company or Mr. Ellis in accordance with the provisions of the Ellis 2003 Employment Agreement.

      Under the Ellis 2003 Employment Agreement, Mr. Ellis will be entitled to certain payments if his employment with the Company is terminated under certain circumstances. In the event that Mr. Ellis’s employment is terminated by the Company without cause, Mr. Ellis will be paid severance equal to the greater of (a) continuation of his regular base and target incentive salary (if applicable) through the End Date, or (b) the severance package he would have otherwise received, based on years of service, under the Company’s applicable severance policy or programs.

      Mr. Ellis’s 2003 Employment Agreement also contains confidentiality, no-hire and non-competition provisions. In the event that the Company terminates Mr. Ellis’s employment for cause or Mr. Ellis terminates his employment for any reason other than a change of position, Mr. Ellis will be subject to a non-competition obligation for 12 months following the date of termination. At its option, if the Company terminates Mr. Ellis’s employment for any reason other than for cause, the Company may impose upon Mr. Ellis a non-competition obligation, which will end, at the latest, 12 months after the date of termination of employment. If the Company elects to impose this non-competition obligation, the Company will pay Mr. Ellis his regular base and target incentive salary (if applicable) during the non-competition period in accordance with regular payroll practices. Any such payments will be in lieu of any severance payments during such period.

      Mr. Ellis also entered into a Change of Control Agreement with the Company effective June 30, 2003 in substantially the same form as the above-described Change of Control Agreements, as amended, between each of Messrs. Bailey and Coleman and the Company, except that, in the event of discharge without cause following a change of control, Mr. Ellis is entitled to receive a lump sum amount equal to 12 times the greater of (i) his highest monthly base salary paid during the twelve month period preceding a change in control, or (ii) his highest monthly base salary at any time from the ninety day period preceding a change of control through the date of the termination; plus a lump sum amount equal to the greater of (i) two times his highest aggregate amount of incentive compensation paid during any six consecutive months of the 12 months preceding a change of control or (ii) two times his highest aggregate amount of incentive compensation paid during any six months preceding the date of termination. Mr. Ellis is also entitled to receive an auto allowance and other benefits as described above for one year following such discharge.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The following chart compares the value of $100 invested in the Common Shares with a similar investment in the Russell 2000 Index (the “Russell 2000”) and the companies listed in the SIC Code 5045-Computer and Computer Peripheral Equipment and Software (the Company’s “Peer Group”) for the period March 31, 1999 through March 31, 2004.

INDEXED RETURNS

	Base	Years Ending
	Period
	March	March	March	March	March	March
Company Name/Index	1999	2000	2001	2002	2003	2004

AGILYSYS INC	100	242.51	190.23	222.10	134.19	189.64
RUSSELL 2000	100	137.29	116.25	132.51	96.78	158.55
PEER GROUP	100	109.48	58.37	81.47	49.17	85.60

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Company’s Compensation Committee (the “Committee”) is responsible for monitoring the Company’s executive officer and director compensation, employment arrangements and plans to determine whether they are coordinated properly and achieving their intended purpose. The Committee is made up of the four directors listed at the end of this report, none of whom is an employee of the Company, and each of whom qualifies as a non-employee director for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Also, as provided for in the Company’s Corporate Governance Policies, each member qualifies as independent as presently defined by regulations of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission.

      During fiscal year 2004, the Company reviewed its compensation practices for executives and directors, reviewed the Committee Charter (which reflects the importance of the Committee’s role in aligning executive and director pay with shareholders’ interests), engaged an independent compensation consultant, and reviewed its compensation philosophy to address the current business environment. Set forth below is a report submitted by Messrs. Christ, Knicely, Lauer and Sullivan in their capacity as members of the Committee. The report addresses the policies of the Committee with respect to the compensation and employment arrangements applicable to the Company’s executive officers and describes the factors considered by the Committee in determining the compensation of Arthur Rhein, Chairman of the Board, President and Chief Executive Officer of the Company, for fiscal year 2004 as well as providing other relevant information.

Committee Charter

      In accordance with its Charter, the purpose and mission of the Committee is to enhance shareholder value by ensuring that the compensation available to the Board of Directors, Chief Executive Officer, and other executive officers of the Company enables the Company to attract and retain high-quality leadership and is consistent with the Company’s executive compensation philosophy and objectives. The compensation Committee’s Charter is available on the Company’s website at www.agilysys.com.

      In accordance with that purpose and mission, the Committee is responsible for the following key tasks along with other responsibilities:

•	To review and recommend for Board of Director approval, benefit plans and programs for the Board of Directors and executive officers.

•	To review and determine the Company’s executive compensation philosophy on an annual basis.

•	To review and determine the individual elements of total compensation for the Chief Executive Officer and other executive officers on an annual basis.

      To assist the Committee in fulfilling its Charter obligations, the Committee establishes an annual work plan with meeting agendas that include executive sessions, which are held without the presence of management.

Compensation Philosophy and Objectives

      In November 1998, at the request of the Committee, the Company retained the services of outside executive compensation consultants to conduct a comprehensive review of the Company’s executive officer compensation. This review compared the Company’s executive officers’ base salaries, annual cash incentives, long-term stock incentives, retirement benefits and perquisites to those of a peer group of twenty (20) companies compiled by the consultants. The companies selected for inclusion in the peer group were those (1) with lines of business comparable to the Company’s, or (2) which may compete with the Company for executive talent. Based on its analysis of this peer group comparison, the consultants were also asked to recommend appropriate modifications to the Company’s executive compensation practices in order to enhance the Company’s ability to attract, retain and appropriately incent talented executive officers. After lengthy consideration of the report submitted by the consultants, and with the concurrence of the Company’s executive officers, the Committee developed a philosophy for compensating the Company’s executive officers and identified the Company objectives which that philosophy is intended to accomplish. On the basis of such philosophy and its objectives, the Committee recommended, the Board of Directors adopted, and, where appropriate, the Company’s shareholders approved, a revised compensation program. Subsequently, the Committee has reviewed the compensation program on an annual basis, with assistance from outside executive compensation consultants, making periodic adjustments thereto. As a result, the Committee has recommended, the Board of Directors has adopted and, where appropriate, the shareholders have approved, various adjustments to the compensation program, the elements of which are described below.

      Compensation Philosophy. The Committee has adopted a compensation philosophy for executive officers. That philosophy has been reviewed and reapproved annually and incorporates the objectives listed below. At the Committee’s meeting on April 27, 2004, based in part upon a market review by and input from an independent executive compensation consulting firm retained by the Committee, it approved a prospective change in philosophy to target compensation at a “minimum” of the 50th percentile rather than targeting the 50th percentile as it had in the past. This was the only change made. The revised compensation philosophy is as follows:

(1)	The Company will pay competitive base salary at a minimum of the 50th percentile of its compensation peer group;

(2)	The Company will pay an annual cash incentive targeted at a minimum of the 50th percentile of its compensation peer group;

(3)	The Company will maintain a long-term stock incentive program that also generally targets a minimum of the 50th percentile of its compensation peer group; and

(4)	Executive compensation will be reviewed annually based on a compensation peer group, which peer group may be modified from time to time to reflect changes in the Company’s business strategy.

      Compensation Objectives. The Committee believes that the Company’s executive compensation program should promote the following objectives:

(1) To attract, retain and motivate executives who can significantly contribute to the success of the Company;

(2) To reward the achievement of short- and long-term business objectives that have been approved by the Board of Directors;

(3) To provide a rational, consistent and competitive executive compensation program that is well understood by those to whom it applies; and

(4) To tie a significant portion of executive compensation to the long-term performance of the Common Shares.

      The Committee believes that if these compensation objectives are consistently achieved, shareholder value will be enhanced over time.

      Preserving Tax Deductibility of Executive Compensation. Section 162(m) of the Code provides that certain compensation in excess of $1,000,000 per year paid to a public company’s chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain complex procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied. The Committee believes that grants of stock options under the Company’s 2000 Stock Incentive Plan qualify for full deductibility under Section 162(m), but are subject to other tax rules such as those applicable to incentive stock options. At this time, based upon the Company’s current compensation structure, the Committee believes that it is in the best interests of the Company and its shareholders for the Committee to retain flexibility in awarding incentive compensation in the form of other incentive awards that may not qualify for the exception for performance-based compensation. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company.

      Use of Outside Consultants. The Committee employs an outside consultant to assist in accomplishing its charter. The consultant is an independent advisor to the Committee. The Committee is able to select, dismiss and approve any financial arrangement with the consultant. The consultant may also assist management in performing duties delegated by the Committee.

CEO Compensation

      The compensation of Arthur Rhein, the Chairman of the Board, President and Chief Executive Officer of the Company for fiscal year 2004, was determined under the terms of an employment agreement between Mr. Rhein and the Company entered into as of April 1, 2003, when Mr. Rhein assumed the duties of Chairman of the Board, in addition to his previous duties as President and Chief Executive Officer of the Company. That employment agreement is described in detail elsewhere in this proxy.

      Mr. Rhein’s salary and target cash annual incentive compensation for fiscal year 2004 was established at a level intended to target the 50th percentile of salary and cash annual incentive compensation at a comparable position with a group of peer companies. Due to industry and market circumstances in the Company’s principal business areas, the Company’s financial performance and the belief, based on an outside executive compensation consultant’s analysis, that Mr. Rhein’s salary was in the range competitive with the 50th percentile market consensus, Mr. Rhein received no increase in base salary for fiscal year 2004, although he assumed additional responsibilities as Chairman of the Board. Therefore, for fiscal year 2004, Mr. Rhein was paid a base salary of $625,000, as reported in the salary column of the Summary Executive Compensation Table in this proxy (the “Table”).

      Under the Company’s annual executive incentive compensation plan (the “Incentive Plan”), Mr. Rhein received an annual incentive compensation opportunity equal to 100% of base salary at target. The Committee approved four financial and operational objectives for Mr. Rhein for fiscal year 2004. These objectives related to achievement of target levels regarding revenue growth, operating profit, and return on total capital and a “management by objective” (“MBO”) factor. All but a small percentage of Mr. Rhein’s target annual incentive opportunity was based on the financial measures. Attainment of the MBO factor was determined by the Committee. Pursuant to the Incentive Plan, no award was available for performance below a threshold. Due to performance in excess of target in each measure, Mr. Rhein received an annual incentive compensation award of $860,000 under the Incentive Plan, which is also reported in the Table under the Incentive column.

      The Committee granted a long-term incentive award to Mr. Rhein for fiscal year 2004 in the form of stock options under the Company’s 2000 Stock Incentive Plan and a cash long-term incentive opportunity. In accordance with Mr. Rhein’s employment agreement, the aggregate value of the award of options and cash opportunity was 250% of Mr. Rhein’s annual base salary for fiscal year 2004. At that level, based upon a Black-Scholes calculation, 111,900 options were granted and a long-term cash incentive opportunity of $1,047,000 was established. The cash incentive opportunity is conditioned upon achieving a cumulative Company earnings goal to be attained by March 31, 2006.

      In fiscal year 2004, Mr. Rhein also participated in the retirement and other benefit plans described below.

Other Compensation

      Base Salary and Annual Incentive Compensation. In light of the Company’s financial performance, management did not request increases in the executive officers’ base salaries for fiscal years 2002 and 2003; however, the Board provided an increase in Mr. Rhein’s salary for fiscal year 2003 to reflect his promotion to chief executive officer. Due to industry and market circumstances in the Company’s principal business areas and the Company’s resultant financial performance, for the third consecutive year the Committee determined that there should be no increases in the executive officers’ base salaries for fiscal year 2004.

      The Committee established certain financial and individual non-financial performance goals for fiscal year 2004, which, depending on the level of achievement, would result in the payment of cash incentive compensation for executive officers. These goals are listed in the Section titled CEO Compensation. During fiscal year 2004, the Company continued implementation of a plan for the strategic transformation of the Company, achieved through the divestiture of its electronic components business and implementation of its focus on the enterprise computer systems business, including the acquisition of two substantial businesses. Due to financial performance which exceeded fiscal 2004 goals, and significant progress in achieving the Company’s strategic objectives, including integration of the acquired businesses, the performance goals for executive officers were exceeded and corresponding annual incentives were paid.

      Stock Option and Other Long-Term Incentive Awards. Based upon the report and recommendations of the Company’s compensation consultants, the Committee determined that it generally should not exceed an annual grant rate of stock options of 2% of Common Shares outstanding. Based on its compensation philosophy, the Committee generally has applied a guideline under which executive officers receive stock option grants based on a Black-Scholes valuation targeted at the 50th percentile, with all remaining options available to be allocated to other key employees based upon recommendations to the Committee by the Chief Executive Officer. Due to the limited number of Common Shares available under the 2000 Stock Incentive Plan, option awards were made in fiscal year 2004 at a level of less than 1% of Common Shares outstanding, which placed the executive officers’ stock option grants below the 50th percentile of its peer companies’ stock option grants. To attain the 50th percentile target, the Committee also established cash long-term incentive opportunities conditioned upon achieving a cumulative Company earnings goal by March 31, 2006.

      Retention Plan. The retention plan is not a formal plan, but rather consists of one-time grants in fiscal year 2003 to each selected key executive officer under the Company’s 2000 Stock Incentive Plan of restricted Common Shares having a fair market value on the date of grant equal to approximately 150% of the executive officer’s base salary. For each participant, the Company has paid the federal income tax owing on the grant of restricted Common Shares as a result of the participant’s timely election under Section 83(b) of the Code, which election had a favorable overall tax and financial effect on the Company. These grants were specifically intended to incent the Company’s executive management team to remain with the Company during the initial three years of implementation of its long-term business strategy. During fiscal year 2004, significant progress was achieved in implementing the Company’s strategic objectives and no executive officer of the Company who was granted a retention plan award left the Company.

      Change in Control Provisions. An amount will be payable due to a termination of employment of certain of the Company’s executive officers, including Mr. Rhein, in connection with a “change in control.” The amount payable to Mr. Rhein is three (3) times the sum of his current base salary and target annual cash incentive. Certain other executive officers’ change in control agreements also provide for severance payments upon certain discharges without cause or certain voluntary terminations for good reason. In the case of Messrs. Bailey and Coleman, the amount payable is equal to the greater of twenty-four (24) times such executive officer’s highest monthly base salary either during the twelve (12) month period preceding a change in control or at any time from the ninety (90) day period preceding a change of control through the termination date, plus the greater of four (4) times the executive officer’s highest aggregate amount of incentive compensation during either any six (6) consecutive months of the twelve (12) months preceding a change of control or any six (6) consecutive months preceding the date of termination. In the case of Mr. Billick, the amount payable is equal to twenty-four (24) times his monthly base salary being paid at his termination of employment, plus two (2) times his target annual cash incentive for the then-current fiscal year. In the case of Mr. Ellis, the amount payable is equal to the greater of twelve (12) times his highest monthly base salary either during the twelve (12) month period preceding a change in control or at any time from the ninety (90) day period preceding a change in control through the termination date, plus the greater of two (2) times his highest aggregate amount of incentive compensation during either any six (6) consecutive months of the twelve (12) months preceding a change of control or any six (6) consecutive months preceding the date of termination. The executive officers’ agreements with the Company also provide an excise and income tax gross up on any excise tax payment owed by such executive officers as a result of any amount received by the executive officer that is determined to be an “excess parachute payment” under Section 280G of the Code. These agreements remained in effect throughout fiscal year 2004.

      Retirement and Other Benefits. Based upon the Company’s 1998 compensation review and annual analysis thereafter, the Committee approved certain executive retirement and other benefits in order to bring the Company’s retirement and other benefits in line with those offered by peer companies. These retirement and other benefits, described below, remained in effect for fiscal year 2004.

      Supplemental Executive Retirement Plan (“SERP”). The SERP was established effective April 27, 1999 to provide retirement cash benefits, in an amount not to exceed 50% of final average earnings, to a select group of management and other highly-compensated employees, which includes the Company’s Chief Executive Officer and other executives designated by the Committee. The maximum annual cash benefit under the SERP is limited to 50% of the participant’s final average earnings, which for this purpose would be the participant’s base salary, including pre-tax deferrals, plus annual incentive compensation. The annual benefit is reduced by other Company funded retirement benefits. The SERP is an unfunded deferred compensation plan. Life insurance is purchased as a source of funds to pay benefits.

      Benefit Equalization Plan (“BEP”). The BEP was established to permit the Company to provide its executives with amounts for retirement on a profit sharing and 401(k)-type basis in excess of amounts allowed under the Company’s tax qualified retirement plan. Additional voluntary deferrals of compensation also are permitted under the BEP. The BEP is limited to a select group of management and other highly-compensated employees selected by the Company’s Chief Executive Officer. The BEP is an unfunded deferred compensation plan. Life insurance is purchased as a source of funds to pay benefits.

      Senior Executive Disability Plan. A Senior Executive Disability Plan was established to provide enhanced disability benefits to the Chief Executive Officer and to elected officers and other key employees selected by the Chief Executive Officer. The disability benefit payable to a participant is 60% of base salary, including pre-tax deferrals, plus annual incentive compensation.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Charles F. Christ, Chairman

Howard V. Knicely
Robert A. Lauer
Thomas C. Sullivan

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. In January, 2004, the Board adopted an Amended and Restated Audit Committee Charter, attached as Exhibit A, and available at the Company’s website (www.agilysys.com).

      Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. Ernst & Young, the Company’s independent auditors, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

      In carrying out its responsibilities, the Audit Committee has reviewed and has discussed with the Company’s management the Company’s 2004 audited financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. In addition, the Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards.

      The Audit Committee has also received written disclosures from Ernst & Young regarding their independence from the Company and its management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has considered the compatibility of non-audit services with the auditors’ independence.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Thomas A. Commes, Chairman

Robert G. McCreary III
Thomas C. Sullivan
Charles F. Christ

INDEPENDENT AUDITORS

      The Board of Directors, upon recommendation of the Audit Committee, has re-appointed Ernst & Young as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2005. Fees for services rendered by Ernst & Young for fiscal years 2004 and 2003 were:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees

2004	$398,717	$304,817	$389,600	$2,500
2003	382,488	413,193	138,845	—

      Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings. Audit-related fees generally include fees for employee benefits plan audits, business acquisitions, accounting consultations and Securities and Exchange Commission registration statements.

      It is the Audit Committee’s policy that all audit and non-audit services are pre-approved by the Audit Committee. Consistent with its charter, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee between meetings when expedition of services is necessary, provided that any pre-approvals so delegated are reported to the Audit Committee at its next scheduled meeting. All audit and non-audit services were pre-approved by the Audit Committee consistent with this policy during fiscal year 2004.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

PROPOSAL 2

PROPOSAL TO AMEND THE AMENDED CODE OF REGULATIONS

      The Board of Directors proposes to amend Article II, Section 1 of the Amended Code of Regulations (the “Amended Code”) of the Company to provide for flexibility in setting the size of the Board. Currently, Article II, Section 1 fixes the number of Directors at nine (three in each of Class A, Class B and Class C), and requires shareholder approval to fix or change the number of Directors in each class. Article II, Section 1 currently states:

“The Board of Directors shall be divided into three classes to be known as Class A, Class B and Class C. The number of Directors in each class may be fixed or changed at any meeting of shareholders called to elect directors, at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal, but no class shall consist of less than three Directors. Unless and until otherwise so fixed or changed, there shall be three (3) Class A Directors, three (3) Class B Directors and three (3) Class C Directors. One class of Directors shall be elected each year and the Directors in each class shall hold office for a term of three years and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors of any class, any additional Directors provided for and elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.”

      The shareholders are asked to approve an amendment to Article II, Section 1 of the Amended Code, replacing the second sentence with the following:

“The number of Directors in each class may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than nine (9) or more than eleven (11) members, and no class shall consist of less than three (3) directors.”

      The proposed amendment, which was initiated by the Nominating and Corporate Governance Committee, would provide the Board with the necessary flexibility to meet the changing needs of the Company. The amendment would allow the Board to add or delete Board seats, as long as the number remains between nine and eleven Directors. Pursuant to existing Section 8 of Article II, the Board has the power to fill a vacancy created by an increase in the total number of Directors. Any action by the Board, whether to change the size of the Board or to fill a vacancy, would be required to satisfy all other provisions of the Amended Code, including meeting and quorum requirements.

      From time to time, the Board becomes aware of individuals who possess background, expertise or experience that would enhance the overall composition of the Board. As the Company continues to implement its long-term strategic objectives and the business evolves, the potential for seeking specialized background and expertise to supplement Board composition increases. When a uniquely qualified individual becomes available to serve on the Board, the Company’s interests would be best served by including the individual on the Board at the earliest possible time. Qualified, experienced Board candidates are increasingly in demand, and the Company seeks the flexibility to take advantage of talented candidates when they become available. By allowing the number of Directors to vary within a narrow range (between nine and eleven members), the Board would be better able to optimize the skills and attributes of the Board.

Recommendation; Required Vote

      The Board of Directors recommends a vote FOR the proposal. The affirmative vote of the holders of record of at least two-thirds of outstanding Common Shares will be required to approve the amendment to the Amended Code of Regulations.

PROPOSAL 3

PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

      The shareholders are asked to consider and vote upon a proposal to approve an amendment and restatement of the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan” or the “Plan”) in the form of the Amended and Restated Agilysys, Inc. 2000 Stock Incentive Plan (the “Amended and Restated 2000 Stock Incentive Plan” or the “Amended and Restated Plan”), the principal provisions of which are described below. The Amended and Restated 2000 Stock Incentive Plan contains revisions to certain material terms of the Plan including, but not limited to, eligibility requirements and share limitations. In voting on whether to approve the Plan, shareholders are being asked to reapprove the performance measures of the Plan and the Plan’s continued compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which Section is discussed below. The following descriptions of the Amended and Restated 2000 Stock Incentive Plan and the proposed amendments are qualified in their entirety by reference to the actual terms and provisions of the Amended and Restated 2000 Stock Incentive Plan, which is set forth as Exhibit B to this Proxy Statement.

      The Board of Directors has determined that stock options and other stock-based awards should be an important element of the Company’s compensation programs. They provide the means to: (i) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the personal interests of officers, employees and others in the Company’s long-term growth and profitability with the interests of the Company’s shareholders.

      The Board of Directors has determined that the number of Common Shares currently reserved and available for issuance under the 2000 Stock Incentive Plan is insufficient to provide meaningful compensation on a continuing basis in that virtually no Common Shares remain available for grants. Accordingly, the Board of Directors has determined that the Plan needs to be amended and restated to add Common Shares and make other desirable changes consistent with best practices. The Board of Directors has also determined that the number of Common Shares issuable under the Plan in any year should be limited in several key respects. Accordingly, the Board has determined that these limitations should be incorporated into the Amended and Restated Plan.

      The 2000 Stock Incentive Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options (with or without stock appreciation rights), time-vested restricted shares, performance-vested restricted shares and performance shares (shares granted upon the attainment of performance goals). Since its inception, the Plan has allowed participation by consultants but, to date, no awards have been made to consultants. The Plan was also designed to comply with Section 162(m) of the Code. It is intended that stock options and awards under the Plan with a performance component (which does not include time-vested restricted share awards) generally will satisfy the requirements for performance-based compensation under Section 162(m) while granting the Compensation Committee the authority to grant non-performance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and the four other highest-paid executives during a tax year unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives to be made over the next few years are expected to be made from the Amended and Restated 2000 Stock Incentive Plan.

      Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented elsewhere in this proxy statement under the caption “Equity Compensation Plan Information.” Based on the Company’s equity plans in effect and outstanding awards at June 11, 2004, if the shareholders approve the Amended and Restated 2000 Stock Incentive Plan, the total number of shares available for future issuance under all continuing equity compensation plans would be as follows:

New Shares Requested	1,200,000
Authorized Shares Available for Grant	65,125
Shares Reserved for Outstanding but Unexercised Options plus Unvested Full-Value Awards	3,804,972

Total	5,070,097
Shares Outstanding on June 11, 2004	32,194,156

Potential Outstanding Voting Shares*	37,264,253
Percentage of all Potential Outstanding Voting Shares	13.61%
Maximum Annual Share Awards	600,000
Maximum Annual Share Award Rate	1.86%

*	All potential outstanding voting shares includes all Common Shares outstanding on June 11, 2004 plus issuance of all unissued shares reserved under continuing equity plans (including Common Shares requested) plus issuance of all unissued shares reserved for outstanding but unexercised options and release of restrictions on all outstanding unvested full-value awards under equity plans whether or not continuing.

      The Board of Directors believes that amendment and restatement of the 2000 Stock Incentive Plan as summarized herein, and as reflected in Exhibit B, is in the best interests of the Company and its shareholders.

Summary of Amendments

      The Board of Directors has determined that in order to carry out its purposes, the 2000 Stock Incentive Plan must be amended in certain key respects. The amendments are summarized as follows:

      Addition of Shares. When the Plan was initially adopted, the Plan provided for the use of up to 2,000,000 Common Shares for the purposes provided in the Plan. Substantially all of those shares have now been granted and awarded in one form or another. The Board of Directors believes that the addition of 1,200,000 Common Shares will enable the Amended and Restated Plan to satisfy its purposes through fiscal year 2005 and fiscal year 2006 and possibly for some period beyond. The Board of Directors has not yet determined whether additional shares will be required thereafter. As of the close of trading on June 11, 2004, the price of a Common Share was twelve dollars and twenty-five cents ($12.25). As described further below, the additional shares requested will be available for Director grants, as well as employee grants, with the Company’s existing Director plans to be suspended.

      Limitation of Share Use. The Plan has not previously contained any limit on the use of Common Shares other than a 1,000,000 limit on the number of shares which may be granted to any one individual in a year. The Board of Directors believes that a limit on aggregate grants of 600,000 shares per fiscal year, and a further grant limit of not more than 300,000 shares in the form of “full-value awards” per fiscal year (e.g., restricted shares, restricted share units and performance shares as opposed to stock options), are appropriate in order to ensure that not over one-half of the additional shares requested will be used in a year and that not more than 300,000 shares granted per year will be in the form of full-value awards. This change will result in a reduction in the maximum annual per person grant from 1,000,000 to 600,000 with not more than 300,000 shares being granted as full-value awards.

      Vesting Requirements for Full-Value Awards. The Plan has not previously included a requirement that full-value awards be subject to a vesting schedule. Full-value awards include restricted shares, restricted share units and performance shares. The Board of Directors believes that the Plan’s purposes are best served by imposition of a mandatory minimum ratable three-year vesting cycle on full-value awards, subject to satisfaction of performance objectives.

      Restricted Share Unit Awards. The Board of Directors believes that amendment of the Plan to permit the granting of restricted share unit awards (“Restricted Share Units”) is desirable. Restricted Share Units are similar to Performance Share Awards inasmuch as they may be made subject to performance-based objectives. Otherwise, Restricted Share Units are similar in value to Restricted Shares, except that Restricted Share Units result in issuance of Common Shares on the date of settlement rather than at grant.

      Coverage of Directors. Over the years, the Company has maintained a series of stock option plans for its outside Directors. The most recent of these plans has been structured to provide for the automatic grant of options to purchase 7,500 shares per outside Director (52,500 total per year for the seven outside Directors on the current Board of Directors). The current plan for Directors is the 2000 Stock Option Plan for Outside Directors (the “2000 Director Option Plan”). That plan will exhaust all of its remaining Common Shares on the day of the Annual Meeting. The Pioneer-Standard Electronics, Inc. 1999 Stock Option Plan for Outside Directors expired on April 26, 2001. The Pioneer-Standard Electronics, Inc. 1995 Stock Option Plan for Outside Directors will expire on April 24, 2005. All shares were exhausted under that plan prior to its replacement by the 1999 plan. The Board of Directors will not seek additional shares or recycle shares from lapsed, expired or terminated options to provide for future awards under the 1995 plan. The Board of Directors has decided not to request additional shares for the 2000 Director Option Plan but rather to provide for coverage of Directors under the Amended and Restated 2000 Stock Incentive Plan. As with the 1995 plan, the Board of Directors will not seek additional shares or recycle shares from lapsed, expired or terminated options to provide for future awards under the 2000 Director Option Plan. Directors may receive all types of grants (other than incentive stock options) otherwise available under the Amended and Restated Plan. The Board of Directors believes that this transition will provide more flexibility in compensating Directors and will eliminate the need to administer separate plans. The Board of Directors believes increased flexibility is necessary because changes in the law and the increasingly competitive marketplace for director talent have resulted in more variation in the compensation of directors such as additional compensation for committee chairs, and, particularly, the chair of the audit committee.

      Accounting and Best Practices Changes. The Board of Directors is anticipating changes in the accounting for stock options and other forms of stock compensation which have been the subject of a great deal of Financial Accounting Standards Board and other regulatory and legislative activity. Among the changes anticipated are the expensing of stock options for financial accounting purposes and fixed accounting for fully performance-based equity awards. In anticipation of these changes, the Board of Directors believes it desirable to amend the Plan to enhance the ability of the Compensation Committee to fashion awards that will provide appropriate compensation within the anticipated requirements.

      In addition, the Board of Directors has determined that the Plan should be modified to incorporate provisions consistent with best practices. Thus, the Board of Directors believes it is desirable to amend the

Plan to include provisions designed to ensure favorable tax treatment for certain grants, clarify that the Amended and Restated Plan’s administrator may correct any defect, supply any omission and reconcile any inconsistency in or between the Amended and Restated Plan and any related documents, expand the provisions relating to participants’ execution and delivery of stock powers endorsed in blank in connection with certain grants, and make other administrative changes consistent with best practices and the purposes of the Amended and Restated Plan.

Summary of the Plan

      Overview. The purpose of this Summary is to describe the terms of the Amended and Restated 2000 Stock Incentive Plan as proposed for shareholder approval. This Summary is an attempt to place the amendments in the overall context of the Amended and Restated Plan.

      Shares Subject to the Amended and Restated 2000 Stock Incentive Plan. The aggregate number of Common Shares that may be issued under the Amended and Restated 2000 Stock Incentive Plan would be increased from 2,000,000 shares to 3,200,000. The Plan provides for appropriate adjustments in the number of shares subject to the Plan (and other share limitations contained therein and described below) and to grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company’s corporate structure or its equity securities. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.

      Other Share Limitations. The maximum number of Common Shares that may be granted under the Amended and Restated 2000 Stock Incentive Plan pursuant to incentive stock options would be increased from 2,000,000 shares to 3,200,000; the maximum number of Common Shares that may be granted as Restricted Shares, Restricted Shares Units and Performance Shares (all as defined in the Amended and Restated Plan) under the Amended and Restated Plan would be increased from 2,000,000 shares to 3,200,000; and the aggregate number of Common Shares that may be granted under the Amended and Restated Plan to any one participant in any fiscal year, regardless of whether such awards are thereafter canceled, forfeited or terminated, would be reduced to 600,000 shares, which is a reduction from the previously permitted 1,000,000 shares per calendar year. In addition, in any one year, not more than 300,000 full-value awards may be made. Previously there was no limit on the number of full-value awards which could be granted in a year other than the 1,000,000 share per participant limit.

      Administration. The Plan is administered by a Committee consisting of not fewer than three Directors, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules and “non-employee director” set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors (and if such a Committee has not been appointed, then by the Board of Directors as a whole). With respect to certain awards granted to consultants and to persons other than Directors or executive officers, the Committee may delegate its powers and duties to the Chief Executive Officer to the extent permitted by applicable law. The Committee has the authority under the Plan to (i) select the employees, consultants and now Directors to whom awards are granted; (ii) determine the type and timing of awards; (iii) determine the number of Common Shares covered by each award and all other terms and conditions of awards not inconsistent with the terms of the Plan; (iv) determine if, when and how amounts payable with respect to an award may be deferred; (v) determine whether terms, conditions and objectives have been met or should be modified or waived (however, this does not permit modification or waiver of terms that are not within the Committee’s discretion to modify or waive under the Plan); (vi)

establish rules, regulations, guidelines, administrative forms and practices for the operation of the Plan; and (vii) interpret the provisions of and otherwise supervise the administration of the Plan. The amendment would permit the Committee to correct any defect, supply any omission and reconcile any inconsistency in or between the Amended and Restated Plan and any related documents.

      Eligible Participants. Regular active employees and consultants to the Company are eligible to be selected to receive awards under the Plan. The amendment would permit awards to Directors as well. It is not possible to predict the number of employees, consultants and Directors who will be selected to receive awards under the Amended and Restated Plan, and the number of recipients could vary from year to year. It is anticipated that all outside Directors will receive awards. No outside consultants ever have received awards. The Board of Directors, the Chief Executive Officer and the Committee have no present intentions to make any awards to consultants. Approximately one thousand three hundred forty-five (1,345) employees will be eligible to be selected to receive awards under the Plan. Seven (7) outside Directors will be eligible to be selected to receive awards under the Plan.

      Stock Options. Options granted under the Plan must be in the form of either incentive stock options (“ISOs”), which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of an option is fixed by the Committee, but may not exceed ten (10) years, and options are exercisable at such time or times as determined by the Committee. The exercise price of an option cannot be less than the fair market value of the Common Shares on the date of grant, which generally means the last closing price of a Common Share as reported on The Nasdaq Stock Market on the date of the grant. The grantee may pay the option exercise price in cash or by tendering or having withheld Common Shares that have a fair market value equal to the option exercise price (so long as tender or withholding of such Common Shares will not result in additional accounting expense for the Company) or through a broker-handled same-day sale transaction. Delayed and contingent grants are permitted.

      Reload Options. Since its inception, the Plan has permitted the Committee to provide that an optionee who exercises all or part of an NQSO by payment of the exercise price with previously-owned Common Shares will be granted an additional option (a “Reload Option”) for a number of Common Shares equal to the number of shares tendered in the exercise of the original stock option. Each Reload Option will have a date of grant which is the date as of which the original stock option to which it applies is exercised and will vest on the six-month anniversary of date of grant. The Reload Option will have the same expiration and all other terms and conditions as the original stock option to which it applies, except that the exercise price will be equal to at least 100% of the fair market value of the Common Shares as of the date of grant of the Reload Option.

      Code Limitations on Incentive Stock Options. The Code currently places the following limitations on the award of ISOs. An ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company or of an affiliate, provided that the affiliate is a “subsidiary corporation” as defined in the Code. No ISO may be exercisable on or after the tenth anniversary of the date of grant nor may any ISO be granted on or after the tenth anniversary of the effective date of the Plan (i.e., April 26, 2010). If an ISO is granted to a participant who owns, at the time of grant, in excess of 10% of the total outstanding Common Shares of the Company, the exercise price of the ISO must be at least 110% of the fair market value on the date of grant and the term of the ISO cannot be longer than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such option will no longer qualify as an ISO and shall therefore be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code.

      Stock Appreciation Rights. The Committee may grant a stock appreciation right (“SAR”) in connection with a stock option granted under the Plan or independently of a stock option grant. If a grantee exercises a SAR in connection with a stock option, the grantee will receive an amount equal to the excess of the then-fair market value of the Common Shares with respect to which the SAR is being exercised over the option exercise price of the shares. If a grantee exercises an independent SAR, the grantee will receive an amount equal to the excess of the then-fair market value of Common Shares with respect to which the SAR is being exercised over the exercise price of the SAR. Such SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten (10) years. Payment may be made in cash, in Common Shares or in a combination of cash and Common Shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related option to purchase Common Shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate.

      Restricted Share and Restricted Share Unit Awards. The Committee may grant restricted share awards (“Restricted Shares”) which consist of Common Shares issued by the Company to a participant for no consideration or for a purchase price which may be below their fair market value and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Under the amendment, the Committee may also grant Restricted Share Unit awards which are substantially similar to Restricted Share awards but which do not endow the participant-holder with the rights of a shareholder prior to lapse of the restrictions. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the Plan.

      Performance Share Awards. The Committee may grant performance share awards (“Performance Shares”) which are rights to receive Common Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. At the time of grant of a Performance Share award, the Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the number of Common Shares that will be distributed to the participant. The Committee will also specify the time period or periods during which the performance objectives must be met (the “Performance Period”). The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives. These same business criteria can be used to specify performance goals for Restricted Shares, Restricted Share Units and other awards under the Plan. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m) of the Code, to the extent applicable unless the Committee determines that such requirements should not be satisfied.

      Transferability of Awards. The Committee may determine, at or after the time of grant, that vested awards are transferable to members of the grantee’s immediate family, a trust, partnership or other entity for the benefit of family members, to the Company, an affiliate, or their agent, or to any other transferee as may be approved by the Committee. All other awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. Non-transferable awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative. Other than pursuant to a permitted transfer, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so will be null and void.

      Termination of Employment. With respect to NQSOs and related SARs, the Committee has discretion to determine whether and when such awards terminate prior to their stated expiration upon the termination of the participant’s employment for various reasons. Unless an earlier date is specified at or after the time of grant: (i) upon the death or disability of the participant, vested and unvested options can generally be exercised for a period no longer than one year after the termination of employment; (ii) upon the retirement of the participant, vested and unvested options can generally be exercised for a period no longer than two years after the termination of employment; (iii) upon termination of employment by the Company for cause, vested and unvested options immediately expire; and (iv) upon termination of employment for any other reason, unvested options immediately expire and vested options can generally be exercised for a period not longer than three months.

      With respect to Restricted Share and Restricted Share Unit awards, if, because of termination of employment for any reason, a participant fails to satisfy the restrictions and other conditions relating to the Restricted Shares or Units prior to the lapse or waiver (at the Committee’s discretion) of such restrictions and conditions, the participant is required to forfeit the Restricted Shares and Units and transfer them back to the Company in exchange for a refund of the consideration paid by the participant or such other amount, if any, which may be specifically set forth in the award agreement, unless otherwise determined by the Committee. If the participant’s employment terminates by reason of death, disability or retirement, the Committee in its discretion may provide for a partial payout with respect to Restricted Share Units subject to performance-based restrictions. Award agreements may provide for vesting on certain contingencies or may grant the Committee the authority to accelerate vesting.

      With respect to Performance Share awards, the award or the unearned portion thereof will terminate without the issuance of shares upon the termination of employment of the participant during the Performance Period. If the participant’s employment terminates by reason of death, disability or retirement, the Committee in its discretion at or after the time of grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a payout of a portion of the participant’s then-outstanding Performance Share awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved, prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

      Termination of employment by a participant will be deemed not to have occurred upon: (i) transfer of a participant among the Company and its affiliates; (ii) a leave of absence for a Company approved purpose that does not exceed ninety days; (iii) an approved leave of absence for a longer period if the employee’s right to reemployment is guaranteed either by statute or contract and the employee returns to work within thirty days after the end of such leave; and (iv) any other absence determined by the Committee in its discretion not to constitute a break in service.

      Change in Control. Except as otherwise provided in an award agreement, upon a “change in control”: (i) all outstanding stock options automatically become fully exercisable; (ii) all Restricted Share and Restricted Share Unit awards automatically become fully vested (unless, with respect to awards subject to performance-based restrictions, the Committee determines to make a partial payout based on partial performance); and (iii) all participants holding Performance Share awards become entitled to receive a partial payout in an amount equal to the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. A “change in control” is defined as the occurrence of any of the following: (i) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of Directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of voting stock of the Company generally prior to the transaction, (ii) a report is filed on Schedule l3D or Schedule 14D-1 under the Exchange Act disclosing that any person (other than the Company, any affiliate of the Company, any employee benefit plan of the Company or an affiliate, including the trustee of any such plan, or the Agilysys Stock Benefit Trust) has become the beneficial owner of securities representing 20% or more of the combined voting power of the then-outstanding voting stock of the Company, (iii) the Company files a report or proxy statement with the Commission disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction, or (iv) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s shareholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period. These provisions are intended to protect Plan participants in the event of a change in control, but could tend to inhibit an acquisition due to increased acquisition costs resulting from additional outstanding shares.

      Conditions Upon Delivery of Stock Certificates and Deferrals. Common Shares may not be issued or delivered with respect to awards under the Plan until the participant pays in full any amount due for the shares plus any required tax withholding and, if applicable, the completion of registration of the shares under Federal or state securities laws, listing of the shares on any stock exchange, qualification of the issuance of the shares as a private placement, or obtaining any other required approvals. The Committee may unilaterally postpone the exercising of awards, the issuance or delivery of Common Shares under any award or the taking of any action permitted under the Plan to prevent the Company or any affiliate from being denied a Federal income tax deduction with respect to any award other than an ISO. The Committee may also permit, subject to such rules and procedures as the Committee may determine, a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered to a participant under the Plan.

Certain Federal Tax Consequences with Respect to Awards

      There are no Federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the Plan requires the participant to pay to the Company any amount necessary to satisfy applicable Federal, state or local tax withholding requirements. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of; gain will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised. The participant’s tax treatment upon a disposition of shares acquired through the exercise of a stock option is dependent upon the length of time the shares have been held. There is no tax consequence to the Company in connection with the disposition of these shares except that the Company would be entitled to a tax deduction, in an amount equal to the ordinary income recognized by the participant, in the case of a disposition of shares acquired upon exercise of an ISO before the ISO holding period has been satisfied.

      Generally, no taxes are due upon a grant of Restricted Shares, Restricted Share Units or Performance Shares. An award of Restricted Shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). The taxation of Restricted Shares may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted. Income tax is paid at ordinary income rates on the value of the Restricted Shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of Restricted Share Units or Performance Share Units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions.

      Grants may qualify as “performance-based compensation” under Section 162(m) of the Code. This status is intended to preserve Federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) of the Code that is in excess of $1,000,000 and paid to one of the Company’s CEO and four next most highly compensated executive officers. To so qualify, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” The Plan permits 162(m) qualified grants but also permits the Committee to grant awards which do not qualify where it deems that appropriate.

      Tax withholding requirements may be satisfied through the withholding of shares deliverable in connection with an award, on a mandatory or elective basis, as determined by the Committee.

      Discontinuation of Plan, Amendments and Award Substitutions. The Board of Directors may amend, alter or discontinue the Plan at any time, provided that any such amendment, alteration or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company. The Committee may amend, prospectively or retroactively, the terms of any outstanding award, or substitute new awards for previously granted awards, provided that no amendment or substitution is inconsistent with the terms of the Plan or materially and adversely impairs the rights of any award grantee without his or her consent. Unless approved by shareholders, outstanding stock options and SARs may not be amended to reduce the exercise price to be less than 100% of the fair market value of the Common Shares as of the date of grant and repricing of outstanding stock options and SARs in any other manner is prohibited, except that this will not apply to changes resulting from the operation of the antidilution provisions of the Plan.

      Amended and Restated Awards Granted. The following table sets forth the awards that have been authorized for grant after the 2004 Annual Meeting under the 2000 Stock Incentive Plan for fiscal year 2005 contingent on shareholder approval of the Amendment and Restatement of the 2000 Stock Incentive Plan. These awards were made by the Compensation Committee of the Board of Directors, consistent with the Company’s compensation philosophy and objectives, upon review and recommendation of the Committee’s independent compensation consultant.

NEW PLAN BENEFITS

Amended and Restated Agilysys, Inc. 2000 Stock Incentive Plan

Number of Stock
Name and Position	Options*

Arthur Rhein, Chairman, President and Chief Executive Officer	222,500
Robert J. Bailey, Executive Vice President	40,000
Peter J. Coleman, Executive Vice President	40,000
Steven M. Billick, Executive Vice President, Treasurer and CFO	38,000
Martin F. Ellis, Executive Vice President, Corporate Development and Investor Relations	37,000
Executive Group (including Named Executive Officers)	462,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group	79,000

*	The exercise price of the stock options will be set at fair market value at the time of the grant. Because the grant date is July 28, 2004, the dollar values of the stock options are not determinable at this time.

Recommendation; Required Vote

      The Board of Directors recommends a vote FOR the proposal. The affirmative vote of the holders of shares representing a majority of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to authorize, approve and adopt the Amended and Restated Agilysys, Inc. 2000 Stock Incentive Plan.

OTHER MATTERS

      Reports will be laid before the Annual Meeting, including a letter from the Chief Executive Officer which accompanies the financial statements of the Company and the Auditor’s Report prepared by independent auditors. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the Annual Meeting or with respect to the minutes of the Annual Meeting of Shareholders held on July 29, 2003, which will be read at the Annual Meeting on July 28, 2004, unless a motion to dispense with a reading is adopted.

      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

      The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. The Company has retained Georgeson Shareholder to assist in soliciting proxies, at an anticipated cost of $15,000 plus expenses. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company’s Directors, executive officers and beneficial owners of more than 10% of the Common Shares.

SHAREHOLDER PROPOSALS

      Any shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company’s Secretary at the Company’s principal executive offices not later than February 21, 2005, for inclusion in the Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Commission.

      The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended March 31, 2005, unless the Company receives notice of such proposals prior to May 7, 2005.

      Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such Annual Report should be directed to:

Steven M. Billick
Executive Vice President, Treasurer and Chief Financial Officer
Agilysys, Inc.
6065 Parkland Boulevard
Cleveland, Ohio 44124

      You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors

LAWRENCE N. SCHULTZ
Secretary

June 24, 2004

EXHIBIT A

AGILYSYS, INC.

AUDIT COMMITTEE CHARTER

(Amended and Restated January 28, 2004)

Committee Purpose

      The Audit Committee (the “Committee”) of Agilysys, Inc. (the “Company) is appointed by the Board of Directors of the Company. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s systems of internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor; and in general to oversee the Company’s accounting and financial policies and reporting processes and the audits of the Company’s financial statements.

      The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit of the Company’s financial statements.

Membership

General.

      The Committee shall consist of no less than three directors. Committee members shall be appointed by the Board of Directors each year at the July Board meeting and at other times when necessary to fill vacancies. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board of Directors at any time. The duties and responsibilities of the members of the Audit Committee are in addition to those as members of the Board of Directors.

Independence and Qualifications.

      Each member of the Committee shall meet the independence and experience requirements as required by the rules of the Nasdaq Stock Market, Inc. (the “Nasdaq”), Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission, as such requirements may be amended from time to time.

      All members of the Committee shall be able to read and understand financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities and Duties

      The Audit Committee shall perform the following responsibilities and duties:

1.	Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

2.	Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with accounting principles generally accepted in the United States (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company.

4.	Review the Company’s annual audited financial statements, related disclosures, including the Management’s Discussion and Analysis (“MD&A”) portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.	Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to such management letters, and review with the independent accountants the Company’s internal accounting controls, including the budget, staffing and responsibilities of the Company’s Internal Audit department.

6.	Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any permissible non-audit services being provided.

7.	Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other services. The independent accountants shall report directly to the Audit Committee.

8.	Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section l0A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the Company’s hiring policies relating to the employment of any employees or former employees of the independent accountants.

10.	Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the accountants have with the Company which may affect the accountants’ independence. The Audit Committee is responsible for ensuring the independence of the independent accountants.

11.	For each of the first three fiscal quarters and at year end, at a Committee meeting, review with management the financial results, the proposed earnings press release and formal guidance which the

Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.	Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section l0A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.	Following completion of the annual audit, review separately with the independent accountants, the Internal Audit department, and management any significant difficulties encountered during the course of the audit.

14.	Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.	Report to the Board on a regular basis on the material events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

16.	Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.	Approve all related party transactions, as defined by applicable NASD Rules, to which the Company is a party.

18.	Establish procedures for:

(a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Administration

      The Committee will meet at least quarterly, and more frequently if circumstances warrant. A majority shall constitute a quorum of the Committee for purposes of each meeting. All Committee actions shall be taken by a majority vote of the quorum of members present in person or by telephone at the meeting.

      The Committee members will have sole discretion in determining the meeting attendees which may include, but not necessarily be limited to, members of senior management, the independent accountants or internal auditors and the agenda for its meeting. These parties may be invited to participate in meetings of the Committee, but may be excused from participation in discussions of any matter under consideration at the discretion of the Committee.

      The Committee will keep minutes of its meetings and promptly and regularly report on all Committee business and affairs to the Board. All members of the Board of Directors will receive a copy of the Audit Committee minutes following each such meeting.

Board of Directors Approval

      This Charter was approved and adopted by the Board of Directors on January 28, 2004.

EXHIBIT B

AMENDED AND RESTATED

AGILYSYS, INC.
2000 STOCK INCENTIVE PLAN

ARTICLE 1

GENERAL PURPOSE OF PLAN; DEFINITIONS

      1.1     Name and Purposes. The name of this plan is the Amended and Restated Agilysys, Inc. 2000 Stock Incentive Plan. The purpose of this Plan is to enable Agilysys, Inc. and its Affiliates to (i) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies, (ii) motivate Plan participants to achieve the long-term success and growth of the Company, (iii) facilitate ownership of shares of the Company and (iv) align the interests of the Plan participants with those of the Company’s public Shareholders.

      1.2     Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

(a) The word “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.

(b) The word “Award” means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units or Performance Shares to any Plan participant.

(c) The words “Board of Directors” mean the Board of Directors of the Company, as constituted from time to time.

(d) The word “Cause” means a participant’s termination of employment or directorship, as applicable, shall have been the result of:

(i) his conviction of any of the following offenses, provided that such offense results in material economic harm to the Company or any Affiliate or has a materially adverse effect on the operations, property or business relationships of the Company or an Affiliate: (A) misappropriation of money or other property of the Company or any Affiliate or (B) any felony;

(ii) a participant’s failure, during his employment with the Company or any Affiliate, to devote his full time and undivided attention during normal business hours to the business and affairs of the Company or any Affiliate, except for reasonable vacations and for illness or incapacity; provided, however, that a participant may, with the consent of the Company, serve as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company or its Affiliates, engage in charitable and community activities, and manage his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities of employment;

(iii) a participant’s failure to substantially perform his employment duties with the Company or an Affiliate;

(iv) a participant’s failure to substantially perform his duties as a Director; or

(v) conduct by a participant that is in material competition with the Company or an Affiliate or conduct by a participant that breaches his or her duty of loyalty to the Company or an Affiliate or that is materially injurious to the Company or an Affiliate, monetarily or otherwise, which conduct may include, but is not limited to, (A) disclosing or misusing any confidential information pertaining to the Company or an Affiliate or (B) attempting, directly or indirectly, to induce any employee or agent of the Company or an Affiliate to be employed or perform services elsewhere.

The determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(e) The word “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.

(f) The word “Committee” means the entity administering this Plan as provided in Section 2.1 hereof or, if none has been appointed, then the Board of Directors as a whole.

(g) The words “Common Shares” mean the Common Shares, without par value, of the Company.

(h) The word “Company” means Agilysys, Inc., a corporation organized under the laws of the State of Ohio or any successor corporation or entity that assumes the obligations of Agilysys, Inc. under this Plan by operation of law or otherwise. Prior to September 15, 2003, the word “Company” means Pioneer-Standard Electronics, Inc.

(i) The words “Date of Grant” mean the date on which the Committee grants an Award or a future date that the Committee designates at the time of the Award.

(j) The word “Director” means a member of the Board of Directors.

(k) The word “Disability” means a participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition, which (i) prevents him or her from performing his or her duties for the Company or an Affiliate, as the same is determined by the Committee or its designee after reviewing any medical evidence or requiring any medical examinations which the Committee or its designee considers necessary to its determination; and (ii) results in his or her termination of employment or directorship, as applicable, with the Company or an Affiliate.

(l) The words “Early Retirement” mean a participant’s retirement from active employment with the Company or an Affiliate on and after the later of attainment of age 55 or the completion of seven years of service.

(m) The words “Eligible Director” mean a Director of the Company who is entitled to participate in the Plan pursuant to Section 4.1.

(n) The acronym “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific ERISA section, such reference shall be deemed to be a reference to any successor, ERISA Section or Sections with the same or similar purpose.

(o) The words “Exchange Act” mean the Securities Exchange Act of 1934, as amended, and any lawful regulations or pronouncements promulgated thereunder.

(p) The words “Exercise Price” mean the purchase price of a Share covered by a Stock Option.

(q) The words “Fair Market Value” mean the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined in the manner prescribed by the Committee.

(r) The words “Incentive Stock Option” and the acronym “ISO” mean a Stock Option that is clearly identified as such and which meets the requirements of Section 422 of the Code, or any successor provision, and therefore qualifies for favorable tax treatment.

(s) The words “Non-Qualified Stock Option” and the acronym “NQSO” mean a Stock Option that does not meet the requirements of Section 422 of the Code and which is governed by Section 83 of the Code, or a Stock Option that does not meet the requirements of Section 422 of the Code, but which is clearly identified as a Non-Qualified Stock Option and therefore is governed by Section 83 of the Code.

(t) The words “Normal Retirement” mean retirement from active employment with the Company or an Affiliate on or after the age of 65.

(u) The words “Outside Director” mean a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.

(v) The word “Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.

(w) The words “Performance Shares” are defined in Article 9.

(x) The word “Plan” means this Amended and Restated Agilysys, Inc. 2000 Stock Incentive Plan, as amended from time to time and, where the context requires, the Pioneer-Standard Electronics, Inc. 2000 Stock Incentive Plan, as amended.

(y) The acronym “QDRO” means a qualified domestic relations order as defined by the Code.

(z) The words “Reload Option” are defined in Section 5.3.

(aa) The word “Retirement” means Normal Retirement or Early Retirement.

(bb) The words “Restricted Shares” are defined in Article 8.

(cc) The words “Restricted Share Units” are defined in Article 8.

(dd) The word “Share” or “Shares” means one or more of the Common Shares.

(ee) The word “Shareholder” means an individual or entity that owns one or more Shares.

(ff) The words “Stock Appreciation Rights” and the acronym “SAR” mean any right pursuant to an Award granted under Article 7.

(gg) The words “Stock Option” mean any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 herein and may be an Incentive Stock Option, a Non-Qualified Stock Option or a Reload Option.

(hh) The words “Stock Power” mean a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Shares from the participant to the Company or a third party.

(ii) The word “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

(jj) The word “Vested” means that the time has been reached, with respect to Stock Options, when the option to purchase Shares first becomes exercisable; with respect to Stock Appreciation Rights, when the Stock Appreciation Right first becomes exercisable for payment, with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability, with respect to Restricted Share Units and Performance Shares, when the units are no longer subject to forfeiture and are convertible to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

ADMINISTRATION

      2.1.     Authority and Duties of the Committee.

(a) The Plan shall be administered by a Committee of not less than three Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, other employees, Eligible Directors and consultants.

(c) In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

(i) select the officers, employees, Eligible Directors and consultants to whom Awards are granted;

(ii) determine the types of Awards granted and the timing of such Awards;

(iii) determine the number of Shares to be covered by each Award granted hereunder;

(iv) determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(v) determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vi) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement;

(vii) determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to any Award are deferred either automatically or at the election of the participant;

(viii) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(ix) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(x) construe, interpret and implement the terms and provisions of this Plan, any Award and any related agreements;

(xi) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements; and

(xii) otherwise supervise the administration of this Plan.

(d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Plan participants, but may be made by their terms subject to ratification or approval by the Board of Directors, another committee of the Board of Directors or Shareholders.

      2.2     Delegation of Authority. The Committee may delegate its powers and duties under this Plan to the Chief Executive Officer of the Company, subject to applicable law and such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan with regard to Awards to the Company’s executive officers or any participant who is a “covered employee” as defined in Section 162(m) of the Code or a Director. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan. In addition, the Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers.

ARTICLE 3

STOCK SUBJECT TO PLAN

      3.1     Total Shares Limitation. Subject to the provisions of this Article 3, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 3,200,000, which may be newly-issued Shares or Shares that have been reacquired in the open market or in private transactions.

      3.2     Other Limitations.

      (a) ISO Limitations. The maximum number of Shares available with respect to all Stock Options granted under this Plan that may be Incentive Stock Options is 3,200,000 Shares.

      (b) Stock Award Limitation. The maximum number of Shares available with respect to all Restricted Share, Restricted Share Unit and Performance Share Awards granted under this Plan is 3,200,000 Shares.

      (c) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any one participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 600,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

      (d) Annual Limitation. The aggregate number of Shares underlying Awards in any fiscal year, regardless of whether such Awards are thereafter expired, canceled, forfeited or terminated, shall not exceed 600,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

      (e) Full-Value Share Annual Limitation. The aggregate number of Shares underlying Awards of Restricted Shares, Restricted Share Units and Performance Shares in any fiscal year, regardless of whether such Awards are thereafter expired, canceled, forfeited or terminated, shall not exceed 300,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

      3.3     Awards Not Exercised. In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan.

      3.4     Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or exercise price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs and (ii) Section 162(m) of the Code with respect to Performance Share Awards unless specifically determined otherwise by the Committee.

ARTICLE 4

PARTICIPANTS

      4.1     Eligibility. Officers, all other regular active employees of the Company or any of its Affiliates, Eligible Directors and consultants to the Company or any of its Affiliates are eligible to participate in this Plan. The Plan participants shall be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers or participants who are “covered employees” as defined in Section 162(m) of the Code, by the Chief Executive Officer in his sole discretion with proper delegation from the Committee. (See Article 13 and Article 16 hereof with respect to the Shareholder approval requirement.)

ARTICLE 5

STOCK OPTION AWARDS

      5.1     Option Grant. Each Stock Option granted under this Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

      5.2     Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise, not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

(b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c) Vesting. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time. If no other Vesting provision is specified by the Committee at the time of grant, then the Stock Option is deemed to Vest in three installments (as equal as possible to the whole Share) on the first, second and third anniversaries of the Date of Grant. (Also see the Change in Control provisions in Article 11.)

(d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section 15.3 hereof. Subject to the approval of the Committee, the Exercise Price may be paid:

(i) in cash in any manner satisfactory to the Committee;

(ii) by tendering (by either actual delivery of Shares or by attestation) previously-owned Shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;

(iii) by a combination of cash and Shares;

(iv) by authorizing a broker to sell, on behalf of the participant, the appropriate number of Shares otherwise issuable to the participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and tax withholding, provided that the Company has implemented such a broker-handled same day sale program; or

(v) by another method permitted by law which assures full and immediate payment of the Exercise Price.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment or adverse tax treatment for the Company.

If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee’s sole discretion, required tax withholding may be paid only by cash or through a same day sale transaction.

(e) Issuance of Shares. The Company will issue or cause to be issued such Shares promptly upon exercise of the Option. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

(f) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are also subject to the terms and conditions stated in Article 6 hereof.

      5.3     Grant of Reload Options. If the Committee so provides in its discretion at or after grant, an optionee who exercises all or part of a Non-Qualified Stock Option by payment of the Exercise Price with previously owned Shares will be granted an additional Stock Option (a “Reload Option”) for a number of Shares equal to the number of Shares tendered in the exercise of the original Stock Option. Each Reload Option will have a Date of Grant which is the date as of which the original Stock Option to which it applies is exercised and will become Vested on the six-month anniversary of the Date of Grant of the Reload Option. The Reload Option will have the same expiration and all other terms and conditions as the original Stock

Option to which it applies, except that the Exercise Price will be equal to at least 100% of the Fair Market Value as of the Date of Grant of the Reload Option.

      5.4     Termination of Grants Prior to Expiration. Unless otherwise provided in an employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article 6 hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

(a) Termination by Death. If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is the shorter.

(b) Termination by Reason of Disability. If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such one-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one-year period (or other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c) Termination by Reason of Retirement. If an optionee’s employment with the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such two-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two-year period (or such other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(d) Termination for Cause. If an optionee’s employment or directorship with the Company or its Affiliates is terminated for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination.

(e) Other Termination. If an optionee’s employment or directorship with the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

ARTICLE 6

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

      6.1     Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.

      6.2     Special ISO Rules.

(a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

(b) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Section 16.1 hereof.)

(c) Ten Percent Shareholder. No grantee may receive an ISO under this Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

(d) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate fair market value shall exceed $100,000, such number of ISOs as shall have an aggregate fair market value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(e) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).

(f) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or disability, nor more than one year following termination of employment for the reason of death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment with the Company, a Parent or a Subsidiary.

(g) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

      6.3     Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code is automatically treated as a NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7

STOCK APPRECIATION RIGHTS

      7.1     SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan (or delegation of authority to the Chief Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

      7.2     SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option, and will be subject to the following terms and conditions:

(a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 hereof or otherwise as the Committee may determine at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 hereof on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 15.3, the holder of the Stock Appreciation Right is entitled to receive up to, but not more than, an amount in cash or Shares equal in value to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Exercise Price per Share of the related Stock Option does not exceed the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

      7.3     Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 15.3, the holder of the Stock Appreciation Right is entitled to receive an amount in cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant multiplied by the number of Stock Appreciation Rights being exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Fair Market Value of a Share on the Date of Grant, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(d) Early Termination Prior to Expiration. Unless otherwise provided in an employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the Date of Grant, the early termination provisions set forth in Section 5.4 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.

      7.4     Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.

ARTICLE 8

RESTRICTED SHARE AND RESTRICTED SHARE UNIT AWARDS

      8.1     Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 15.3 hereof.

      8.2     Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such Shares at the Date of Grant.

(b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 11);

(ii) a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii) a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate; and

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an award provides that such Award is intended to be “performance-based compensation,” the provisions of Section 9.4(d) will also apply.

(c) Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2000 Stock Incentive Plan of the Company, and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares will be delivered free of all restrictions (except for any pursuant to Section 14.2 hereof) to the participant and with the foregoing legend removed.

(d) Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e) Voting and Other Rights. Except to the extent prohibited by Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

      8.3     Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2 hereof) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 15.3 hereof.

      8.4     Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Stock Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii) a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii) a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate; and

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws.

      The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an Award provides that such Award is intended to be “performance-based compensation,” the provisions of Section 9.4(d) will also apply.

(d) Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units.

(e) Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any pursuant to Section 14.2 hereof. Notwithstanding the foregoing, the Committee may, in lieu of the conversion and distribution of the Restricted Share Units, establish procedures to permit deferral of Restricted Stock Units of participants who are highly compensated employees or members of a select group of management in accordance with the terms of a deferred compensation plan sponsored by the Company.

(f) Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(g) Termination. A Restricted Stock Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.

      8.5     Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section. Subject to the acceleration of Vesting due to satisfaction of performance criteria or the occurrence of stated events (specifically including a Change in Control), a Restricted Share or Restricted Share Unit Award with a Date of Grant on or after July 28, 2004 shall not Vest more rapidly than in three installments (as equal as possible to the whole Share) on the first, second and third anniversaries of the Date of Grant; provided that for convenience the Committee may provide that Awards made in a fiscal year Vest on the first, second and third anniversaries of the first day of the fiscal year in which the Date of Grant occurs.

ARTICLE 9

PERFORMANCE SHARE AWARDS

      9.1     Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Performance Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 15.3 hereof.

      9.2     Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. The performance objectives and periods need not be the same for each participant nor for each Award. The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or return ratios, Shareholder returns and/or specific, objective and measurable non-financial objectives. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

      9.3     Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Shareholders of the Company. Any such adjustments must comply with the requirements of Section 162(m) of the Code to the extent applicable unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

      9.4     Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any pursuant to Section 14.2 hereof.

(b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(e), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

(c) Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d) Performance-Based Compensation. Performance Share Awards are generally designed to be “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code, and shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

      9.5     Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section. Subject to the acceleration of Vesting due to satisfaction of performance criteria or the occurrence of stated events (specifically including a Change in Control), a Performance Share Unit Award with a Date of Grant on or after July 28, 2004 shall not Vest more rapidly than in three installments (as equal as possible to the whole Share) on the first, second and third anniversaries of the Date of Grant; provided that for convenience the Committee may provide that Awards made in a fiscal year Vest on the first, second and third anniversaries of the first day of the fiscal year in which the Date of Grant occurs.

ARTICLE 10

TRANSFERS AND LEAVES OF ABSENCE

      10.1     Transfer of Participant. For purposes of this Plan, except as provided in Section 6.2(f) with respect to Incentive Stock Options, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

      10.2     Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c) any other absence determined by the Committee in its discretion not to constitute a break in service.

ARTICLE 11

EFFECT OF CHANGE IN CONTROL

      11.1     Change in Control Defined. “Change in Control” means the occurrence of any of the following:

(a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors (“Voting Stock”) or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

(b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), excluding the Company, any Affiliate, any employee benefit plan of the Company or an Affiliate, including the trustee of any such plan, or The Agilysys Benefit Trust) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty percent (20%) or more of the combined voting power of the then-outstanding Voting Stock of the Company;

(c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(d) the individuals who, at the beginning of any period of two (2) consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s Shareholders of each new Director of the Company was approved by a vote of at least two-thirds (2/3) of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

      11.2     Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control:

(a) all outstanding Stock Options automatically become fully exercisable;

(b) all Restricted Share Awards automatically become fully Vested;

(c) all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a prorated basis as described in Section 11.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder; and

(d) all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

      Notwithstanding the foregoing, the Committee will retain the right to revoke the automatic acceleration of Vesting in connection with any business combination if the acceleration will cause the use of pooling of interests accounting to be disallowed and such accounting is determined to be in the best interests of the company.

ARTICLE 12

TRANSFERABILITY OF AWARDS

      12.1     Awards Deemed Non-Transferable. Other than as permitted pursuant to Section 12.2, Awards are non-transferable. Other than as permitted pursuant to Section 12.2, Awards may not be transferred other than by will or by the laws of descent and distribution. Other than as permitted pursuant to Section 12.2, Awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative. Other than as permitted pursuant to Section 12.2, no Award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so are null and void.

      12.2     Limited Transferability of Certain Awards. The Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) pursuant to a QDRO or other applicable domestic relations order to the extent permitted by law; (b) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (c) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the

Company; or (d) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 13

AMENDMENT AND DISCONTINUATION

      13.1     Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a) which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and

(b) without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 with respect to ISOs, and for the purpose of qualification as “performance-based compensation” under Section 162(m) of the Code).

      13.2     Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

      13.3     Effect of Non-Approval of this Plan. This Amended and Restated Plan shall cease to be operative if it is not approved by a majority of the outstanding Shares present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote at a meeting of Shareholders of the Company. The terms of the Plan prior to amendment and restatement shall automatically and retroactively govern all rights and obligations hereunder. Notwithstanding any Plan provision to the contrary, in the event of such a cessation, any Awards under the Plan which would not be permitted under the terms of the Pioneer-Standard, Inc. 2000 Stock Incentive Plan as in effect prior to the effective date of this amendment and restatement shall be revoked and this Amended and Restated Plan shall be deemed null and void ab initio. In the event of such a cessation, the Company, the Board of Directors and the Committee shall not be liable for any such Awards under this Plan. In the event of such a cessation, any Awards under the Plan with a Date of Grant prior to the effective date of this amendment and restatement (April 28, 2004) will remain in full force and effect.

ARTICLE 14

SHARE CERTIFICATES

      14.1     Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a) payment in full for the Shares and for any required tax withholding (See Section 15.3 hereof);

(b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;

(d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

      14.2     Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

      14.3     Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 15

GENERAL PROVISIONS

      15.1     No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

      15.2     Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

      15.3     Withholding. Each participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local taxes of any kind required by law or other amounts to be withheld with respect to the Award. The obligations of the Company under this Plan are conditioned on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to a participant, with or without such participant’s consent.

      15.4     Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time. All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

      15.5     Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation.” Unless the Committee shall otherwise determine, all transactions involving any participant the deductibility of whose compensation is subject to Section 162(m) of the Code shall be subject to such requirements, regardless of whether such requirements are expressly set forth in this Plan. Unless the Committee shall otherwise determine, any provision of this Plan that is contrary to such requirements does not apply to such participants.

      15.6     Deferrals. The Committee may unilaterally postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under this Plan to prevent the Company or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. The Committee, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a participant under this Plan. Any deferral elections are subject to such rules and procedures as the Committee may determine.

      15.7     Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

      15.8     Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

      15.9     Governing Law. To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so construed and administered.

      15.10     Tax Information. To the extent required by law, the Company shall furnish the participant with tax reporting and related information.

ARTICLE 16

EFFECTIVE DATES

      16.1     Effective Date. The original effective date of this Plan was April 27, 2000.

      16.2     Plan Amendment and Restatement. Subject to the approval of the Shareholders of the Company at the Annual Meeting of Shareholders held in 2004, the effective date of this Amended and Restated Agilysys, Inc. 2000 Stock Incentive Plan is the date of its adoption by the Board of Directors on April 28, 2004. To the extent that Awards are made under this Amendment and Restatement prior to its approval by Shareholders, they shall be contingent upon Shareholder approval of this Amendment and Restatement.

FROM THE AIRPORT:

Follow 480 East to Route 422 East (Solon/ Warren). Follow Route 422 East to the Harper Road exit.

FROM THE NORTHEAST:

Follow I-271 South to Route 422 East (Solon/ Warren). Follow Route 422 East to the Harper Road exit.

FROM THE SOUTH:

Follow I-71 North to 480 East. Follow 480 East to Route 422 East (Solon/ Warren). Follow Route 422 East to the Harper Road exit.

DIRECTIONS FROM HARPER ROAD EXIT:

Turn right (south) onto Harper Road. Follow Harper Road which turns into Cochran Road after crossing Aurora Road. Turn left on Carter Street and right on Parkland Boulevard.

DETACH CARD

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INSTRUCTION CARD

AGILYSYS, INC.

ANNUAL MEETING OF SHAREHOLDERS — JULY 28, 2004

This Card is Solicited on Behalf of Wachovia Bank, N.A.

    The undersigned hereby instructs Wachovia Bank, N.A. to vote the Common Shares of Agilysys, Inc. which he or she is entitled to vote as a participant in an employee benefit plan which may be funded by The Pioneer Stock Benefit Trust at the Annual Meeting of Shareholders of the Company to be held at Agilysys, Inc., 6675 Parkland Boulevard, Solon, Ohio 44139, at 1:00 p.m., local time, and at any adjournments thereof. The undersigned authorizes and directs Wachovia Bank, N.A. to vote all of the Common Shares of the Company represented by this Card as follows, with the understanding that if no directions are given below for any proposal said Common Shares will be voted “FOR” such proposal. The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Keith M. Kolerus, Robert A. Lauer and Robert G. McCreary III

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the following line)

(Continued, and to be signed, on the other side)

DETACH CARD

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(INSTRUCTION CARD — Continued from other side)

2.	Approval of Amendment of Agilysys, Inc. Amended Code of Regulations:

☐ FOR approval of Amendment      ☐ AGAINST approval of Amendment      ☐ ABSTAIN

3.	Approval of Amended and Restated Agilysys 2000 Stock Incentive Plan:

☐ FOR approval of Amended and Restated Plan      ☐ AGAINST approval of Amended and Restated Plan      ☐ ABSTAIN

4.	In its discretion, to act on any other matter or matters which may properly come before the meeting.

Dated:	, 2004

Signature(s)

Your signature to this card should be exactly the same as the name imprinted hereon.

Please date, sign and return promptly in the accompanying envelope.

DETACH CARD

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PROXY

AGILYSYS, INC.

ANNUAL MEETING OF SHAREHOLDERS — JULY 28, 2004

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby (i) appoints Steven M. Billick and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Agilysys, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Agilysys, Inc., 6675 Parkland Boulevard, Solon, Ohio 44139, at 1:00 p.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below for any proposal, said Common Shares will be voted “FOR” such proposal. The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Keith M. Kolerus, Robert A. Lauer and Robert G. McCreary III

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the following line)

(Continued, and to be signed, on the other side)

DETACH CARD

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(PROXY — Continued from other side)

2.	Approval of Amendment of Agilysys, Inc. Amended Code of Regulations:

☐ FOR approval of Amendment      ☐ AGAINST approval of Amendment      ☐ ABSTAIN

3.	Approval of Amended and Restated Agilysys 2000 Stock Incentive Plan:

☐ FOR approval of Amended and Restated Plan      ☐ AGAINST approval of Amended and Restated Plan      ☐ ABSTAIN

4.	In their discretion, to act on any other matter or matters which may properly come before the meeting.

Dated:	, 2004

Signature(s)

Your signature to this Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

Please date, sign and return promptly in the accompanying envelope.